UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

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IVT SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

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Nevada	000-53437	74-31775186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3840 South Water St.
Pittsburgh, Pa. 15203
 (Address of principal executive offices) (Zip Code)

412-884-3028

Registrant’s telephone number, including area code

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IVT SOFTWARE, INC.

8K Report

FORWARD-LOOKING STATEMENTS

This 8k Report and some of the documents incorporated by reference contain forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate as described in this prospectus. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements represent our present expectations or beliefs concerning future events. We caution that such statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described in the section of this prospectus entitled “Risk Factors,” as well as the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond our control. Consequently, results actually may differ materially from the expected results included in these statements.

All forward-looking statements in this 8K Report are made as of the date hereof, based on information available to us as of the date hereof. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we do not guarantee future results, levels of activity, performance or achievements, and we caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this 8K Report.

 Among the key factors that may have a direct bearing on the company's operating results are risks and uncertainties described under "risk factors," including those attributable to our dependence upon the industries in which we operate, our dependence on a few customers, concerns about our ability to raise capital and the risks inherent in  the clean room business.

Item 1.01:    Entry into A Material Definitive Agreement

Reverse Acquisition Transaction

On December 28, 2010 we entered into and closed an Agreement and Plan of Share Exchange with Haddad Wylie Industries, LLC, a Limited Liability company organized under the laws of the state of Pennsylvania, pursuant to which we acquired 100% of the issued and outstanding Membership Units of Haddad Wylie Industries, LLC in exchange for  the issuance of 2011  shares of our common stock, par value $0.0001.  The 9,929,716  shares we issued to the shareholders of Haddad Wylie Industries, LLC constituted 75% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Agreement and Plan of Share Exchange  and after giving effect to the Cancellation Agreement described below.

As a condition precedent to the consummation of the Agreement and Plan of Share Exchange , on December 28, 2010 we entered into a cancellation agreement, or the Cancellation Agreement, with Deric Haddad   our controlling stockholder, whereby Deric Haddad  agreed to the cancellation of 10,133,335   shares of our common stock owned by him.

 Item 2.01:   Completion of an Acquisition or Disposition of Assets

On December 28, 2010 we completed the acquisition of Haddad Wylie Industries, LLC  pursuant to the Agreement and Plan of Share Exchange. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Haddad Wylie Industries is considered the acquirer for accounting and financial reporting purposes.   As a result of the Exchange, Haddad Wylie Industries, LLC became a wholly-owned subsidiary of IVT Software, Inc.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURES

As disclosed elsewhere in this report, on December 28, 2010, we acquired Haddad Wylie Industries, LLC  in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Haddad Wylie Industries, LLC, except that information relating to periods prior to the date of the reverse acquisition only relate to Haddad Wylie Industries, LLC unless otherwise specifically indicated.

Our Corporate History And Background

The Company was incorporated on March 15, 2006 as IVT Software, Inc. by Certificate of Incorporation issued pursuant to Nevada state law.  The Company was initially organized for the purpose of providing computer software education tutorials for which it had secured a licensing agreement.  The company was unsuccessful in raising funds to market the website to potential consumers.  Consequently it ceased its business.

On August 11, 2010 (“Closing Date”), IVT Software, Inc., Martin Schwartz, Cl Imaging, Corp. and ten shareholders (collectively, the “Sellers”) executed a Stock Purchase Agreement (the “Agreement”) with Deric Haddad, (the “Purchaser”), pursuant to which the Sellers, shareholders of the Company, sold an aggregate of 10,133,335 common shares which represents 75.5% of the issued and outstanding shares of the Company, to the Purchaser and Seller received three hundred seven thousand three hundred nine dollars ($307,309)

 for such purchase.    As a result of the Agreement, there was a change in control of the Company, and Deric Haddad acquired controlling interest of the Company from the Sellers.  Deric Haddad obtained 75.5% beneficial ownership interest in the Company.   Pursuant to the Agreement, effective as of the close of business on August 11, 2010 Martin Schwartz resigned from the Company’s Board of Directors and from his positions as Chief Executive Officer, President, and Chief Financial Officer respectively.  In addition, Deric Haddad was appointed to the board of directors of the Company.  Moreover, effective as of August 11, 2010 Deric Haddad became Chief Executive Officer and President of the Company, replacing Martin Schwartz as Chief Executive Officer, President and Chief Financial Officer of the Company.

On December 28, 2010  we entered into and closed an Agreement and Plan of Share Exchange with Haddad Wylie Industries, LLC, a Limited Liability company organized under  the laws of the state of Pennsylvania, pursuant to which we acquired 100% of the issued and outstanding  Membership Units  of Haddad Wylie Industries, LLC in exchange for  the issuance of 9,929,716  shares of our common stock, par value $0.0001.  The 9,929,716  shares we issued to the shareholders of Haddad Wylie Industries, LLC constituted 75% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Agreement and Plan of Share Exchange  and after giving effect to the Cancellation Agreement described below.

As a condition precedent to the consummation of the Agreement and Plan of Share Exchange, on December 28, 2010  we entered into a cancellation agreement, or the Cancellation Agreement, with Deric Haddad   our controlling stockholder, whereby Deric Haddad  agreed to the cancellation of 10,133,335   shares of our common stock owned by him.

The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Haddad Wylie Industries LLC
 is considered the acquirer for accounting and financial reporting purposes.   As a result of the Exchange, Haddad Wylie Industries, LLC became a wholly-owned subsidiary of IVT Software, Inc.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Description Of Business

As a result of our acquisition of Haddad Wylie Industries, LLC we have adopted the business plan of Haddad Wylie Industries, LLC., our wholly owned subsidiary.     The Company plans to change its name to HWI Global, Inc. to better reflect the business of the Company.

Headquartered in Pittsburgh, PA, Haddad Wylie Industries, (“HWI) is a turnkey provider of cleanroom systems; designing, engineering, manufacturing, installing and servicing principal component systems for advanced cleanrooms.  HWI provides their customers with services to integrate the design, installation and preventive maintenance of cleanrooms, including architectural and engineering designs, installation, testing, certification, tool fit-up, and continuing on-site service and support. Its integrated approach enables customers to benefit from accelerated cleanroom design and installation, simplified project control, single-source performance certification and cost effective manufacturing processes.

From big pharmaceutical manufacturing facilities to the growing list of bio-tech upstarts to the compounding suites in community hospitals in accordance with USP 797, HWI has developed a volume of products and services that aid its clientele in reducing the risk of contamination by designing environments that create the ideal state for sterile production - that is, exposed surface materials and finishes which are easy to clean.

Today, HWI Global is at the forefront of design-building turnkey aseptic clean room environments.  Meeting any ISO Classification and performance requirement, creating higher standards, and completing projects on schedule are HWI's guarantee.

       Cleanrooms are critical to the following Industries:

•	Aviation/ Aerospace Industry
•	Biotechnology Industry
•	Medical Device Laboratories
•	Nanotechnology Industry
•	Pharmaceutical Manufacturing Facilities-cGMP Compliance
•	USP797 Cleanrooms

HWI provides clean services to each of the above listed industries.

Process yields for each of these industries are highly dependent upon controlling contamination levels and other environmental variables. These variables include the number of particles, humidity, gasses, vibration, temperature and electro-magnetic fields. To be competitive, semiconductor manufacturers must meet stringent standards for cleanliness and environmental control in their fabrication facilities. We believe that our integrated solution allows us to effectively address the requirements of efficient cleanroom design and installation. We market our cleanrooms through a direct sales force to customers building new fabrication facilities or renovating existing facilities. The majority of our business comes from repeat sales to these customers.

About the Clean Room Industry:

What is a Cleanroom: Information, Specifications and ISO Standards

A cleanroom is defined as a work environment, most often used in the fields of industrial manufacturing or scientific research, in which there is a very low level of dust, airborne particulates, aerosols or vapors. Because achieving an absolutely pollutant-free clean room is nearly impossible, various organizations have standards to define environments by the presence of particles per cubic meter and specific particle sizes. These standards (ISO standards, for example) range anywhere from 293,000 particles per cubic meter greater then 5µm (micrometers) in size down to 10 particles per cubic meter between .1 and .2 µm. Typical air on the street in any city contains somewhere around 35,000,000 (35 million!) particles per cubic meter.

The Cleanroom Environment

Clean rooms can range from very small to very large. Depending on the needs of a manufacturer, an entire manufacturing facility can exist within a cleanroom.

To maintain the desired level of air purity, air entering the cleanroom from the outside must be heavily filtered to exclude contaminants, and air within the clean room is constantly circulated through high efficiency particulate air (HEPA) filters and ultra low penetration air (ULPA) filters.

Cleanroom staff must enter and exit the clean room environment through airlocks, and sometimes must even go through an air shower! As the human body is the number one producer of contaminants, they also must wear full protective equipment.

Depending on the level, or rating of the cleanroom (the level of cleanliness required for the job), there are various requirements. For example, a low level clean room may only require special clothing, however in a high level clean room, inside the clean room environment is designed to minimize the amount of pollutants in the area. From clothing, clean room glove and furniture right down to paper, pencils, mops and buckets.

Principal Products And Services:

HWI is a company that provides a specialty product and service to a variety of market sectors in technology-driven growth industries.  HWI manufactures proprietary products that are installed in high-profile facilities; has existing backlog in other high-profile facilities that will sustain its operating capabilities; and is quickly establishing itself on an international level as a new and innovative company within the network of professionals for whom it serves.

With over a decade of experience in Clean Room manufacturing and design-build construction, Haddad-Wylie Industries, LLC (HWI) is uniquely qualified to provide the end user with high-quality, innovative clean room systems, with the primary purpose of maintaining cGMP, adhering to the recently published requirements of USP 797, and developing new products to raise the standards of the Life Science industries as well as other technology and industrial related sectors.

HWI will provide its customers with a direct link to OEM prices for custom designs, offering full-service (turnkey) engineering and consulting as well.  Our business principle is to centralize our services and to minimize the complications of standard design-build construction - to give the end user access to our vast network of professionals, products and expertise, while preserving the comfort level of having a single point of contact.

Our market segmentation scheme focuses on three independent, yet generally related, points of sale:

1.	Material Sales

2.	Distribution of Products & Services

3.	Design/Build Construction (which includes Consultation & Engineering services)

Material Sales is related to direct and indirect OEM sales - products that are designed and manufactured by Haddad-Wylie Industries, LLC (HWI); Distribution of Products & Services is related to business interactions where HWI sells product and/or provides services where the product and services originate from another source; Design/Build Construction is related to Owner-direct turnkey services where HWI will act as Design Engineer, Owner's Representative and General Contractor, and will include procurement of materials and services through our other two market segments.

Material Sales are truly the mainstream of the company, and  we believe this market segment will grow steadily on an annual basis; we anticipate  it will yield high profits, require a limited (but structured) effort, and the cycle of payment will turn relatively quickly. It will also result in residual sales, either repeat orders or new business coming from marketing and word-of-mouth references. We can sell material to our customers directly, we can sell through distributors nationwide or in specific territories, and we can sell through our own distribution enterprise and to our own construction company. We can develop new products as our customer base demands - and as the products in our catalogue expand so will the volume of sales.

Distribution of Products & Services models the fundamental approach of being the middle man. Through our vast network of customers and suppliers, we will encounter a great deal of business opportunities that involve products and services that we don't manufacture but have preferred pricing from the suppliers due to our long standing relationships, where we can either buy and resell units for a profit or we can receive a "representative's fee" for bringing the end user to the OEM. Whatever the case, the bottom line will grow annually as we get in the middle of transactions, and it will occur, for the most part, while we're engaging in business related to the other two market segments.

Design/Build Construction is a segment of the market that can be most capitalized on because it is in such great demand. Most end users would prefer to have a single point of contact to handle their construction project, and in most cases they have to hire an Architect, a Construction Manager (or Owner's Rep), and a General Contractor to ensure that all facets of their future clean room are designed and built in such a way that it will pass certification as well as all of the local code requirements. As a design/build contractor (who also happens to be the manufacturer, distributor and engineering consultant), our bid packages are more attractive to the end user because we cut out the exorbitant corporate overhead costs that are the norm of traditional construction in the technology industries. We propose a lump sum (fixed) cost to the end user, and because, as a single entity, we only mark-up cost once, our contracts are highly competitive, yet equally as profitable. In doing so, we purchase materials from our manufacturing end, we get preferred pricing for equipment, products and services through our distribution enterprise, and we establish a reputation of being the "one-stop-shop" for the end user. These design/build projects require much more time and cost, but the volume of profit in dollars justifies the effort.

HWI is a provider  in Clean Room Design and Construction.    Our target market strategy is linked to the buyers and end users of the previously defined market segments.

Material Sales - to move product on a wide-scale we need to make sure that the product is accepted - that it meets the high standards of specifications - within the industry.  To achieve this, the first step is to get the product submitted and approved by the top Architectural/Design firms in the industry. There are a handful of firms who are primarily responsible for specifying the "acceptable manufacturers" in the industry, and we plan to submit our product packages to these firms demonstrating the flexible, innovative, and cost-effective nature of our material systems. We plan to provide them product samples, mock-ups, written specifications, technical data, and discs with CAD installation details to make it easy for them to implement our designs into their Bid Plans.

We are hopeful that it will result on  our products will be named as "acceptable" or "approved" within the text of Bid Specifications for large, high-end construction jobs, and we will receive "Requests for Quotations" (RFQs) from all the major contractors bidding these jobs. This will give us the opportunity to establish relationships with these contractors, which will result in them relying on our product and services for their other clean room bids outside of the high-profile, large construction jobs.

In conjunction with establishing our product line with Architectural/Design firms and forming relationships with contractors, we will also approach the end users directly - that is, present our product line to the facility managers and in-house design engineers who can "sole spec" our material, or even buy it directly from us to save themselves from paying the mark-up of the contractors.

The final target strategy is that of distributors. There are a great number "Clean Room Product Distributors" throughout the nation, many of which we already have workable relationships with, and clearly we can empower these distributors and create even more volume for ourselves by penetrating their networks and market needs.

Distribution of Products & Services - to capitalize on sales opportunities which involve products and services we don’t manufacture or employ.  The same customer base that relies on us for our Material Sales segment (clean room wall system buyers) generally provide us with these opportunities – that is, the potential to sell additional products, such as clean room furnishings, ceiling systems, process equipment, and others.  The same "Clean Room Product Distributors" to whom we sell our materials generally supply us with a volume of product options for us to sell within our network. We generally provide the Distributors with our product to sell, and our objective is that we  become a distributor of the product lines they represent. This will expand our potential market within our own network of buyers and end users, and it will give us access to a network of buyers and end users that we would otherwise not have.

Design/Build Construction - incorporating the elements of the other two market segments by providing direct "turnkey" clean room design/build construction services to the end user, becoming the central source of the customer's every clean room need for a particular project. Our primary targets will be the small start-up Life Science companies and the Engineering Departments of state and private Universities, as there are a large number of these jobs constantly bidding, and not enough quality design-builders to provide them service. This will enable us to get a handful of turnkey jobs completed to build a strong reputation and to showcase our abilities. By limiting our target segment to start-ups and Universities, we will stay "under the radar," and we will not alienate any of our customers by competing against them.

The most fundamental benefit of being a designer, manufacturer, supplier and installer for the Life Science and Healthcare industries is that it is a "specialty market." This allows us to provide bid pricing based on a specialized service with custom designs, which, of course, yields high margins. Unlike other technology driven industries (such as Semiconductor and Microelectronics), the Life Science and Healthcare industries are driven by discoveries and advancement or critical care and emergency needs, not mass production of units - mass production is a byproduct of its discoveries, but not the motivation of its success.

Billions of dollars are dedicated annually by cleanroom clients for research and development, and “price” is usually not a factor.  Thus, it is reasonable to conclude that the Life Science and Healthcare industries, and the products that are needed to create its clean environments for R & D and production, are unlikely to ever become commodity driven - they will instead remain at the forefront of specialization and will reap the awards of its gross capital expenditures.

Clean Room Services

HWI offers all clean room products and services.  From consulting to design engineering to construction, HWI is the “One Stop Shop” for all clean room needs.

Clean Room Consultations:

Successful planning and engineering  of any clean room requires a company like HWI Global who can contribute their collective experience from previous projects, as well as understanding the process requirements – both facilities and administrative – of their clients.

This is best achieved through Phase I Consultation & Planning, part of HWI Global’s Smart RoomTM Process.

Specialty engineering firms tend to design clean rooms that over emphasize their functional specialty (e.g. clean rooms designed by HVAC engineers tend to include elaborate/expensive HVAC designs).  At HWI Global our engineering specialty is “efficient” Clean Room Designs, and that is why the functional content of our designs are balanced by the specific needs of the customer and integrated holistically throughout the design.

Clean rooms of the past are highly expensive to maintenance and keep in operation.  HWI is on the cutting edge of technologies that reduce the operating costs without incurring a prohibitive initial investment.

This is why it is vital to any project to put an emphasis on Pre-design – that is, to consult with an expert (like HWI) in respect to the feasibility of one’s objectives.

Clean Room Design/Engineering Services:

HWI’s ability to identify the most effective subject matter experts (SME) for a particular clean room design and engineering project is what distinguishes us within the design/build community.  We begin by familiarizing ourselves with your processes and facility, and we engineer the most cost-effective and “build-able” plan to meet your project objectives and deadlines.  We do so by tackling the “unstructured” engineering obstacles of your project.

HWI Global’s SmartRoomTM Process includes:

•	Space Programming, Building Code Analysis, Hazardous Gas Delivery & Exhaust Systems, Life Safety Assessments, and Property & Casualty Review & Acceptance

•	MEP design/engineering professionals with decades of clean room experience from industry leading firms

•	Integration and Validation of modular systems as well as tenant improvement retro-fits and capital improvements

•	HWI Global always performs the leading role as the “design and engineering provider”

•	HWI can design to any clean room classification and environmentally controlled specification required.

•	All designs are MEP approved and stamped by qualified, state approved engineers. State architectural drawings can be submitted by HWI or the client.

Clean Room Design-Build Construction:

HWI Global is a recognized supplier  in design/build clean room construction, with an extensive list of high-profile clientele.  Our projects span seventeen states and two continents, as we have successfully managed projects in a multitude of industries.

HWI Global’s Construction Management team is made up of highly experienced clean room specialists with formal training in implementing HWI’s SmartRoomTM Process for project execution.

By incorporating our proprietary Project Office program, which requires daily stand-up meetings between our Operations Director, Project Coordinators and Site Managers, HWI is able to identify potential issues before they become problematic.  Through clear communication and a strict chain-of-command structure, we integrate resolutions seamlessly into our completion schedules.

All clean room projects are managed by HWI personnel and utilize local HWI approved MEP contractors or customer preferred vendors.

When projects utilize Bio-Gard™ wall laminate, all installation is completed by HWI's trained and certified technicians.  Upon construction completion, rooms are furnished with the basic clean room equipment: stainless steel table, clean room grade chair, stainless steel hands free sink, hands free hand dryer and gowning boxes.

Clean Room Certifications & Continuous Particle Monitoring:

Utilizing state of the art particle counting equipment, HWI certifies clean rooms that they design and build as well clean rooms that are already built and in operation.  Clean room Certifications are achieved through Particle Monitoring Devices, and Continuous Particle Monitoring Systems are an added feature that HWI provides that help its clients validate that their clean room is always within compliance and alleviates them from potential liabilities.

Cleanroom certification, essentially, involves checking the room for various parameters to ensure that it is built to a specific set of requirements. The room is also routinely retested to the same factors to ensure the standards have not changed.  On the other hand, clean room monitoring applies a broader approach. The monitoring of a clean room is done to ensure that:

•	The clean room parameters have not changed in any way. All aspects of the construction and supporting equipment are fully operational and performing at the same level as when the room was certified;

•	The process in the room is in control at all times;

•	Individuals using the clean room always follow accepted procedures.

Cleanroom classification and class limits are established in ISO 14644-1.  However, specifications for testing and monitoring to prove continued compliance are covered in ISO 14644-2.  More specifically, ISO 14644-2 determines the type and frequency of testing required to conform to the standard.  Some tests are mandatory; others are optional.

In practical terms, demonstrations of compliance may be done more frequently than the maximum intervals specified in ISO 14644-2. The more often a show of compliance takes place, the smaller the loss of time and materials in the case of compliance failure.  But if a clean room does not meet its designated standard, this can create a problematic situation.  The quality of all products or processes performed in that area since the last demonstration of compliance will be suspect.

If a Constant Monitoring Plan is developed for airborne particles and air pressure differential, changes can be made to the schedule of the particle counting certification testing. The monitoring plan should be determined by a risk assessment (a service that HWI provides) based on the type of facility, possible causes of contamination and impact of corruption on the product or process performed in the facility.

Therefore, HWI has found a constant and growing revenue stream in Certifications and Continuous Particle Monitoring Systems inasmuch that its clientele is constantly regulated to validate and maintain the clean room’s operating standards.

Clean Room Preventative Maintenance Contracts

Whether it's a pharmaceutical, biotechnology or a semiconductor application, regular and proper HVAC preventive maintenance on clean rooms is absolutely critical.  This is why HWI offers quarterly, bi-annually, and yearly service contracts to all of its customers.  HWI will verify filter efficiency, HVAC maintenance; complete cleaning of the clean room, and certification.  In doing so, HWI has created an ongoing residual revenue stream of repeat business, the backbone of any growing company.

Preventive maintenance for clean rooms is a schedule of planned maintenance actions aimed at the prevention of breakdowns and failures. The primary goal of preventive maintenance in clean rooms is to prevent the failure of “the system” or the “clean envelope” before it actually occurs.  It is designed to preserve and enhance the reliability of the environment by replacing or maintaining certain components, before they actually fail or lead to contamination. Preventive maintenance activities include equipment checks, replacing of HEPA pre-filters, partial or complete overhauls of specified modules, and so on.  In addition, workers can record equipment deterioration so they know to replace or repair worn parts before they cause system failure.

Without preventive maintenance in clean rooms, costs for lost production due to an “out-of-compliance” shutdown will be incurred.  The long-term effects and cost comparisons usually favor preventive maintenance over performing maintenance actions only when the system fails.  The long-term benefits of preventive maintenance include:

•	Improved system reliability.

•	Decreased cost of replacement.

•	Decreased system downtime.

Depending on that application, one of several classes of clean rooms can be specified. This, in turn, will determine the amount of the room's needed filtration and air changes.  Since most clean rooms run 24 hours a day/ 7 days a week, typical maintenance tasks can be separated into two parts: Filter Maintenance and Equipment Maintenance.

Filter Maintenance is a key part of clean room support and critical to keep the room within specification.  The 24/7 operation of the room puts continuous flow through the filters, causing them to foul faster than equipment that runs on a time schedule. All clean rooms use HEPA filters for the final cleaning of the conditioned air into the space. These are usually preceded by high-density (magnehelic metered) bag (or box) filters, which are then preceded by pre-filters.  Because HEPA filters are expensive and time-consuming to replace, it's imperative to be diligent in the maintenance of the bag (or box) filters that protect them. Since the bag (or box) filters are somewhat expensive as well, it's also important to frequently replace the pre-filters that protect the bag (or box) filters.

A typical minimum filter replacement schedule for a clean room could be the following:

•	Pre-filters — Six times per year

•	Bag filters — One time per year

•	HEPA filters — Once every three years.

This schedule may need to be adjusted for any particular clean room, as a result of the percentage of outside air that's introduced into the system, as well as the geographic or physical location of the building.  Often, the frequency of changes is influenced by nearby construction, proximity to freeways, as well as fog or other climate-related conditions.

Equipment Maintenance on any non-redundant clean room equipment will usually require a planned shutdown. This allows a technician the time necessary to thoroughly inspect such things as the belts, sheaves, and bearings.  It's a good idea to keep a spare parts inventory on hand so replacement of a worn belt or contactor can be accomplished without a subsequent interruption to the operation of the room.  The frequency of this work is best scheduled with the pre-filter maintenance, but is often times dictated by the clean room's restrictions.

The key to providing maximum reliability with a minimum of shutdowns is a good preventive maintenance program.   The first year of a clean room maintenance contract will usually reveal the personality of a particular building in both filter and equipment frequencies.  Monitoring how dirty the pre-filters are during service, and the changes in pressure differential readings on the bag (or box) filter housings, will ultimately determine the actual frequency of the filter changes.

In addition, working closely with the occupants of the clean room, as well as the facilities personnel helps HWI to discover the needed frequency of the equipment maintenance, and it keeps HWI working closely with its growing customer base and opens the door to new opportunities.

Clean Room Turn-key Construction:

HWI provides a full “turnkey” service covering all facets of a clean room to ensure the successful completion of a project, from consultation to design/engineering to construction management, installation, certification and validation.  HWI’s turn-key customers receive all the above services for a fraction of the cost of outsourcing to numerous vendors/contractors.   HWI's turn-key package assures that a customer's clean room project is cost effective and time efficient.

HWI’s extensive experience, as either main contractor or subcontractor, ensures each project is completed successfully and professionally. Utilizing our own experienced team of specialist staff, we ensure your facility is implemented to time, budget and the highest quality.

Clean Room Products

HWI offers an array of clean room products. The following list contains a basic supply of items provided. HWI offers OEM pricing on most of our products and will beat our competitors pricing. With OEM pricing, our customers will be purchasing products and services that have not gone through tiers of mark-ups.

•	Bio-Gard™ PVC Wall & Ceiling Systems
•	Bio-Gard™ PVC Modular Wall System
•	Bio-Gard™ PVC Modular “Walk-on” Ceiling System
•	3” Foam Core Modular wall systems
•	Bio-Gard™ PVC 20" Aseptic wainscoting
•	Bio-Gard™ PVC 40" Aseptic wainscoting
•	Aseptic high density polyethylene shelving
•	High-pharma Flooring systems with Resinous floors
•	Seamless welded sheet vinyl flooring
•	Heavy-duty rod-hung ceiling grid
•	Stud-less demountable batten system
•	High-impact bumper rails with UHMW
•	2" or 6" radius system
•	Bio-Gard™ interlocking pass-through
•	Bio-Gard™ cart pass-through
•	Bio-Gard™ custom casework
•	Bio-Gard™ Neutral Quat 64- One Step Germicidal Disinfectant
•	Continuous Particle Monitoring Systems
•	All clean room furnishings and accessories

Contamination Control Services

In creating products that affect the health of people, safety and product integrity are your highest concerns. That is why HWI’s clients make sizeable investments in their clean rooms; their specialized and sensitive equipment are critical to their businesses, and contaminants in their research or product lines can be catastrophic, costing years of dedicated research, delayed drug and treatment approvals, and significant shareholder value.  HWI understands the strict requirements that must be met and are educated on the latest clean room regulations set forth by the U.S. Food and Drug Administration, fully committed to product safety and decontamination services that exceed the most exacting standards.

Over the past two years, many high-profile production facilities have experienced an increasing prevalence of fungi, primarily yeasts and molds. While the pathogenic varieties constitute only a small percentage of the approximately 100,000 known species of fungi, the presence of any type of mold or yeast in the clean room represents a possible route of contamination for specimens and products. Companies are increasingly facing tougher challenges in maintaining fungal levels below tolerance levels.

Unlike bacteria and viruses, which do not survive for long periods outside a living host, yeasts and molds can thrive on any surface in your clean room. Fungi have been discovered living within the walls of controlled environments. When colonies or spores are detected, significant delays in research and production can result because additional cleaning and monitoring is required to restore regular operations.

Resistance of bacteria and fungi against biocides varies widely from specie to specie. Responses to biocides can also be dependent upon many factors. Molds are somewhat more resistant than yeasts and considerably more so than bacteria.

The HWI team of professionals knows how to select the proper disinfectant to overcome the resistance of specific contaminants and protect the integrity of your clean room. We use the latest micro-cleaning techniques and are current on the latest regulations.  We have been serving the industry for over 7 years with advanced cleaning and decontamination techniques and understand the specialized needs and requirements of our clientele.

USP797 Cleanrooms – Sterile Compounding for Hospital Pharmacies

Completing design and construction for top hospitals around the nation, HWI has become the true expert in this field.  Meeting the requirements with expertise, hospital pharmacies around the nation are successfully being built by HWI.

Knowing the USP797 mandate, how to achieve the USP797 mandate and Passing State and Department of Health USP797 inspections is HWI's success.  We have retrofitted cleanrooms into existing facilities with dimensions of 125sq/ft up to 14,000sq/ft.  Being able to assess the facilities individual needs and design/engineering the correct specifications for success is our guarantee.  HWI will then build the USP797 facility to meet occupancy inspections.

Working with Consultants or being the consultant, HWI will build the USP797 compliant clean.  All projects are completed with our network of Qualified Engineers and Architects around the nation.    All projects will have stamped drawings that can be submitted to the state by the customer or by HWI.  Each project is individualized to the customer's needs. Working with Consultants or being the consultant, HWI will build the USP797 compliant clean room.

HWI completes the entire project for the facility.  From Design to Certification, the customer's only responsibility is to approve the drawing.  From this point forward, all construction is completed by HWI approved and certified contractors.  Our project managers will report to your Facilities Manger on a weekly basis to provide updates and to answer any questions that could arise. In most cases, our PMs have daily dialogues with the Facilities Managers.

Clean Rooms for the Nanotechnology & Microelectronics Industry

Nanotechnology, born out of Semiconductor and Microelectronics, is the rising industry for science and technology. The potential growth for this industry will span every industry sector and will have the potential influence to alter virtually every product on the current market today.  HWI is helping this industry by creating highly sophisticated, state of the art clean rooms that meet the demands of the Nanotechnology requirements.

HWI strives to become a leader in cleanroom design and construction for Nanotechnology & Microelectronic applications.  Our comprehensive, in house engineering, design and construction management staff possesses broad cleanroom experience in mechanical, architectural and process utility capabilities.  The strength of our team allows us to deploy the right resources to a project, providing rapid, efficient and cost effective execution.

HWI’s in house staff understands the various challenges from research & development facilities, to applications labs, to pilot lines and production fabrication plants.  HWI’s Design/build approach brings proven expertise to our projects, with the speed and precision that suits the scope and budget.  HWI’s uses a flexible resource deployment, from turn-key design/build to plan and spec construction as well as having the ability to recommend the optimal approach, design and execution that aligns with our customers objectives.

Whatever the requirements and specification may be, HWI can address the critical work-scope for contamination control, code compliance, and process tool fit-up & hook-up, including decommissioning, rigging/setting and installation of your process tools.

HWI understands the technical challenges of these Nanotech & Microelectronic facilities, and plans to  provide the following services:

•	Process utility studies

•	Code compliance evaluations

•	Chemical and gas storage and distribution plans

•	HVAC, mechanical and exhaust systems

•	Estimating, budgeting and schedule development

•	Process tool infrastructure and services integration

•	Conceptual design, programming and layout

•	Design for constructability

•	Budget creation and schedule optimization

•	Clean build protocol

•	Commissioning, certification and training

•	Process tool fit-up and hook-up

Clean Rooms for the Life Sciences (Pharmaceutical Manufacturing, Medical Devices, & Biotech Upstarts) –Adhering to cGMP Compliance

HWI strives to become a leader in cleanroom design, cleanroom construction and cGMP envelope installation, serving a wide range of Pharmaceutical, Medical Device and Biotechnology clients.  Our comprehensive, in house engineering, design and construction management staff understands the various challenges and requirements for cGMP compliant cleanrooms and other validated spaces.  Our experience enables us to deploy the right resources to a project, to reduce risk, compress schedules, and to ensure a project’s success.

As “cGMP” (current Good Manufacturing Practices) is the main requirement for Pharmaceutical Manufacturing & Medical Device Manufacturing companies, having a facility that ensures sterile protocol is imperative.  HWI can aid a pharmaceutical facility and by taking it to the next level of aseptic design.  With the economy in a slow state, companies are looking to renovate versus building new.  HWI has the expertise and ability to retro-fit an existing facility into a new aseptic environment.

HWI’s non-proprietary architectural approach allows selection of the optimal cGMP surface solutions and avoids being locked into an inflexible system.  HWI’s system integration experience reduces liabilities and expedites project execution.  HWI’s vast experience and flexibility reduces project risk and improves schedule completion dates by providing comprehensive design and planning that meet the technical challenges required to ensure success.

Biotechnology is a diversified industry that is vital to research and development in the sectors of Health, Food & Agriculture, and Industrial & Environmental. The innovation that results from this industry is capable of changing the world we live in today.  HWI has the ability to provide the aseptic environments to achieve the level of sterility required to ensure the success of the biotechnology sector.

HWI understands the technical challenges of these Life Science facilities, and will provide the following services to ensure success:

•	Area classifications and validation requirements

•	Room to room pressure cascades

•	Personnel and product flow/segregation analysis

•	Process utility studies

•	Code compliance evaluations

•	Chemical and gas storage and distribution plans

•	HVAC, mechanical and exhaust systems

•	Estimating, budgeting and schedule development

•	Process tool infrastructure and services integration

•	Conceptual design, programming and layout

•	Design for constructability

•	Budget creation and schedule optimization

•	Clean build protocol

•	Commissioning, certification and training

•	Process tool fit-up and hook-up

Clean Rooms for the Aviation / Aerospace Industries

Needing to meet the standards necessary to produce aviation/aerospace components, this industry has become very competitive; having a state of the art production facilities in order to attract the high end clientele has become a must.  HWI will assist in obtaining the facility necessary to pass FAA standards.   HWI is capable of assessing, designing, building, and certifying a facility to meet the high standards required by the FAA.

Business Strategies:

By promoting its unique product and services to growing market sectors in demand, HWI aims to  increase revenue two-fold in 2011, while also improving its gross margin, cash management and working capital.  We plan to increase our market presence and build on our core competitive strengths by continuing and/or implementing the following strategies:

1.	Focusing on target markets in Technology-driven sectors- we need to focus our offerings on small businesses, niche industries, and customers who are in need of a full-service provider.
2.
Build a relationship-oriented customer base - build long-term relationships with clients, not single-transaction deals with customers, becoming their clean room department, not just a vendor. Make them understand the value of the relationship.

3.
Emphasize service and support – continuing to differentiate ourselves from the commodity-driven providers, establishing our business offering as a clear and viable alternative for our target markets, as opposed to the low-cost mindset of conventional supply chain management.

4.
Differentiate and fulfill the promise - we don't just market and sell service and support, we actually deliver as well, and making sure we have the knowledge-intensive business and service-intensive business we claim to have.

5.
Increase and Create Revenue Streams in Existing and New Locations – using the locations of existing design/build construction projects as the support platforms to further sales and marketing in those territories

6.
Penetrate New Markets with Expanded Product Offerings – growing HWI’s sales and marketing beyond Life Science, Health Science, Aviation/Aerospace and Nanotech/Micro-electronic into other industries such as Industrial and Solar applications.

7.
Strategic opportunities through acquisition roll-ups – due to the nature of the current economy, there will be many opportunities in the coming year for strategic mergers and acquisitions that will greatly enhance HWI’s position in the clean room marketplace.

8.
Strategic International Partnerships – capitalizing on existing relationships with U.S.-based firms with established international offices and clientele, HWI will form strategic partnerships to establish our international presence through those networks.

Competition

HWI faces competition from various clean room suppliers ranging from small, private businesses to large established enterprises.  Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do.

We expect that the competition in the clean room market will be concentrated on the following aspects:

1.	Product quality. The enterprises that build a standard production administration system and get high precision equipment will win the competition in the future.
2.	Cost control. By improving production technology and yield, lowering production cost, the enterprises will gain an advantage in the competition.

3.	Customer service. What an enterprise provides to the customers should be not only the products, but also added value project, which will help the enterprise get returning customers and stable orders.

In respect to the Big Pharma Turnkey Design-Build Market, Air Energy System (AES) is our prime competitor.  They’ve been around a long time, and they’ve earned the right to be considered the top firm.  But up to this stage they haven’t been in a competitive situation with HWI because we haven’t had the same customer base.  They are basically a big mechanical engineering firm who does “large cleanroom construction projects” in the range of $5M to $10M.  They generally do not undertake  a USP 797 Pharmacy Renovation; they would more than likely not even bid a job that was less than $1M.  They’re just not best structured to do so.

In breaking down AES, it can be said that HWI has made tremendous strides in forming alliances with one of their competitive manufacturers (Plascore) which has enabled us to compete across the board.  About ten years ago, AES purchased the US-domestic rights to a pharmaceutical-grade wall system known as “MSS” out of France.  It was good move because, at the time, there were no other “aseptic” systems distributed in the states.  They were able to corner the Big Pharma market with an over-priced low-quality system.  In recent years, Plascore, a leading clean room wall manufacturer in the Semiconductor/Micro-electronics industry, began manufacturing a pharmaceutical wall system that was an exact replica of the AES/MSS system.  HWI now buys and distributes the Plascore system in competitive bid situations where the AES/MSS system is specified; the Plascore system is considered an “equal product.”

At that same time, HWI has developed a higher-end and more innovative system for the pharmaceutical industry – the HWI Bio-GardTM Modular Wall & Ceiling System, which, by using HWI’s Bio-GardTM Laminate Wall Covering on a modular composite panel has offered the industry a system with far greater performance value.

This demonstrates how HWI can form strategic partnerships to get ourselves into more opportunities in the Big-Pharma sector.  This has no bearing on our turnkey efforts for hospitals, universities, biotech start-ups, etc., where we have proven to be cutting edge.

Our Competitive Strengths

We believe that we will be able to effectively compete because we provide our customers with services to integrate the design, installation and preventive maintenance of cleanrooms, including architectural and engineering designs, installation, testing, certification, tool fit-up, and continuing on-site service and support.   Our integrated approach enables customers to benefit from accelerated cleanroom design and installation, simplified project control, single-source performance certification and cost effective manufacturing processes.

We believe that the following competitive strengths enable us to compete effectively in, and to capitalize on the growth in, the clean room market:

•
One-Stop-Shop:  We believe that the key to capturing and retaining customers is our intense focus on providing critical advice and feedback to clients during the design phase of new consumer products. We use an integrated approach to servicing customers, providing real-time design feedback during the design phase, which assures that customers can maintain their design vision while also having a stable and dependable designer for the products.

•	Strong R&D capabilities: We place a strong emphasis on R&D, particularly on technological innovation and the development of aseptic and energy efficient systems.

The dynamics of competition are different between the three market segments.

In the case of Material Sales for large construction projects, we find our toughest line of competition. There will normally be anywhere from three to five wall system types specified for a particular project.  It's up to the bidding subcontractors to determine which system they want to use for their bid, and it's normally based on the lowest price - though in some cases it's based more on the relationship between the subcontractor's Project Managers and the manufacturer's representative. There will be instances where the subcontractor that gets the award chooses one of our competitors for reasons that are out of our control - and that is why HWI has diversified its market segments, so that we don't have to rely solely on the sales of our wall system.

When dealing with Distribution of Products & Services, there really is no competition because this is not our core business. These are opportunities that we will capitalize on because we happen to be in a position to do so - and the true competition will be between the product suppliers who distribute to us for resale. We can, of course, spread the wealth around to as many distributors as possible so that we widen our network, but we see ourselves as providing a service to these distribution companies not obstructing them with more competition.

In respect to Design/Build Construction, HWI takes a unique approach at dealing with our competition - we don't compete if it's not absolutely necessary, and when we step aside we are often able to supply, distribute, install or consult in some fashion that can yield a reasonable profit.

We believe HWI simply has better product, better technology, higher-end manufacturing, more flexibility, and therefore far more upside than any of the competitors.  And we achieve this by taking a different approach – by outsourcing our processes.  We have little-to-no overhead.  We have no investment into a particular production facility.  We have no significant investment into a particular process.

Our flexibility – our willingness to customize our clean room designs to the needs of our customers – is the reason many customers prefer HWI.  A larger company can’t do that.  AES won’t do that.  You’ll take what they have to offer within the MSS system; they haven’t put any effort into upgrading because they have too much invested in the status quo.

There are other companies in the mix as well:  Dagard, Nicomac, Clestra.

But these are manufacturers who distribute through sales reps.  Dagard and Nicomac are European (France and Italy) and Clestra’s a US-based company that is actually cannibalizing their Semicon systems to make them applicable to the life sciences.  Dagard and Nicomac have long lead times, lower-grade products, all sorts of customs and duty issues when purchasing – so most US companies have been waiting for a quality US-based company like HWI to come along.

The difference between HWI and its general competition is that we offer so many products and services to so many industries and to so many levels of users – big and small.  We have modular wall (both temporary and permanent); we have laminate walls, both walls and ceilings, and we have multiple applications for seamless transitions into various types of flooring; we have ceiling systems, both stick-built and panelized.  And in doing so, we’ve engineered systems that are easy to install, easy to clean, and we use the best products in the marketplace.  We make it easier to get a contract because we are full-service firm.

HWI’s Competitive Advantage:

•	Better buying power
•	Higher Margins
•	Quicker lead-times
•	A wider array of products to sell
•	A higher % of contracts awarded because we offer “turnkey” services
•	The ability to sell our manufactured parts to “builders” who would otherwise be our competitors

Intellectual Property

We have  two existing trademarks for "HWI" & "BIO-GARD".

We are currently in the process of filing trademarks for HWI's "C3 "Control System & "SmartRoom" or "C3 SmartRoom".

Trade Secrets:

We have several important, and in some cases proprietary, manufacturing capabilities and processes. These include specific capabilities in the various areas of lamination, aseptic welding, poly-bending, thermo-forming, extruding, air balancing, modulating controls, custom casework and accessories.

Research & Development:

We have several applicable clean room products and accessories currently in the research, development and prototype phase that is either already in the marketplace or is being launched in 2011, most notable HWI’s array of BIO-GARDTM products which derived from HWI’s proprietary BIO-GARDTM Wall & Ceiling System.

HWI’s BIO-GARDTM Product Line includes:

•	BIO-GARDTM Modular Wall System
•	BIO-GARDTM Modular “Walk-on” Ceiling System
•	BIO-GARDTM Material Pass-Through (custom sized)
•	BIO-GARDTM Cart Pass-Through (custom sized)
•	BIO-GARDTM Personal Pass-Through Airlocks (custom sized)
•	BIO-GARDTM Work-tables & Countertops (custom sized)
•	BIO-GARDTM Roll-able Checking Counters (custom sized)
•	BIO-GARDTM Printer Enclosures (custom sized)

We have several other product lines that we believe have viability in the marketplace, including:

HWI’s “Open Architecture” Laminar Flow Stations –  this is already becoming a major hit for HWI, as we are using it on every USP 797 Pharmacy Renovation we do.  It’s a very simple concept of eliminating the need for a Laminar Air Flow Work-bench (LAFW) – which is basically a big metal box in the middle of the room that harbors all sorts of contaminants.  With USP 797, those LAFWs need to be inside a classified clean room.  If you’re going to build a new clean room, you’re going to get a new clean room ceiling.  In that new ceiling, we construct what we call our “open architecture” sterile compounding station.  We mount a row of ULPA filters over a stainless steel worktable and create a much cleaner, flexible, spacious work station.  We end up pushing Class 10 air over the mixing area, exceeding the mandate, and the excess air spills into the rest of the room making a Class 10,000 room closer to Class 1,000.  And the best part: we save the customer about $10,000 because they don’t need to buy the LAFW (an obsolete technology), nor do they have to pay for the bi-annual certification that the LAFW requires.

Aseptic Wainscoting – we already have two (2) height variations (20” and 40”) completely designed and ready for tooling.  These systems are designed to be retro-fit over existing substrates.  They are easy to install; can be installed by non-professionals – so they are ideal as a “catalogue” sales item.

This provides ultra-clean, aseptic, anti-microbial surfaces from the mid-wall to floor.  The modules have a self-formed cove which transitions smoothly into the floor.  They are extremely easy to clean, and will not harbor the growth of microorganisms.

Target Markets/Applications:
•	Commercial Restrooms
•	Daycare Center Restrooms

HWI’s Heavy-Duty Rod-Hung Flush Grid Ceiling – a standard product used in the Semicon industry, utilized primarily for higher-class cleanroom environments (Class 1 to Class 100) where the filter coverage is so great that there are not enough available 2’ x 4’ spots for standard light modules. . .so the lights (ballasts, tombstones, wiring, and bulbs) are mounted inside of the main-runners of the ceiling grid.

This product gives us the opportunity to sell to the Semicon market; but it also provides a new application for the “panelized ceilings” of the Life Science industries.

Traditionally, panelized ceilings are used for Class 10,000 and 100,000 Pharmaceutical environments, where there are minimal filters and lights.  The 2’ x 4’ sections are cut out and mounted into the panelized ceiling module.

The HWI design allows us to construct a modified panelized ceiling, where we use the grid as the primary vertical support as well as the lighting raceways.  By installing the lights inside the grid, it leaves more available space in the ceiling for filters, and thus we can offer panelized ceilings for environments as clean as Class 1000.  It opens up a whole new opportunity for our customers.

This die (an aluminum extrusion) has already been manufactured.  This system is already installed at Duke University Hospital, University of Pittsburgh, Mount Sinai Medical Center (NYC), New York Women’s Presbyterian Hospital.

HWI’s Traditional Panelized Ceiling – we have designed our own model of the traditional panelized ceiling, which we will use for those pharmaceutical and biotech customers who choose to stay with traditional designs.

HWI’s Aseptic Laminate Ceiling – with the acquisition of the “Bio-Gard” line, we have a 2” radius laminate system that’s designed to go from floor to wall to ceiling to create a monolithic finish.  This product is already installed at several high-profile pharmaceutical manufacturing facilities, including AstraZeneca, Eli Lilly, and Patheon.

HWI’s Demount-able Temporary Isolation Walls – this is a modification of our existing patented modular wall system for clean rooms.  The primary change we’re working on is coming up with a cost-effective material to incorporate into the component framework – i.e., an FRP skin with foam core – something in expensive.

Target Applications:

•
Partition Walls for Contractors – this product is ideal for ICRA (Infection Control Risk Assessment) requirements during hospital construction.  As is stands, the majority of hospital expansions are designated ICRA Level 3 or 4 (the higher the level, the more critical the requirement).  The contractors need to partition off the expansion area from the existing hospital to control contaminants and particulates.  In many cases, it requires building complete finished drywall partitions.  During construction and de-construction of the drywall, additional partitions (visqueen) need to be installed to partition the construction/de-construction of the partitions.  When all is said and done, the drywall partitions are thrown away.  With the HWI system, the contractor buys a non-shedding, easy-to-install modular wall system.  It goes up faster, it comes down faster, it’s naturally cleaner and doesn’t require additional visqueen partitions. . .and best all, it’s re-usable!  The contractor can de-mount the partitions and re-construct them in another location, or they can store them away for future jobs.  Furthermore, because it’s a “modular” system, the product amortizes in 7 years and can be depreciated and deducted as a loss come tax time, whereas drywall construction is considered permanent and takes 30 years to amortize.

•	Abatement Contractors – any contractors dealing with any type of hazardous construction who need to partition areas for demolition or expansion.
•	Life Science Contractors – we are currently preparing to use this product for the partitions for the Bristol Myers Squibb project in Puerto Rico. . .so it’s also ideal for our core market applications

HWI’s High Impact Bumper Rail System (UHMW) – we created this new product line in the winter of 2005, and the prototype was installed at Chiron Corporation (now Novartis) in February 2006.

The issue: Chiron's production personnel had to transport large equipment and mixing tanks up and down the utility corridors of its Central Manufacturing Plant in Emeryville, CA.  In doing so, the equipment, which can weigh up to 2000 pounds, often crashed into the painted drywall surfaces causing contamination and debris problems.  They requested that HWI come up with a high-impact bumper rail system that could out-perform conventional systems typically sold for this application - and we did.  Through our network of suppliers we found a product called UHMW (Ultra High Molecular Weight Polymer) which is ideal for the application; it has extreme impact resistance and long-term durability, it can be extruded and cut to various heights and thicknesses, it can come in unlimited colors and shades, and best of all, it's an FDA-approved product.

Target applications:  any industrial or technology-based customer that needs a clean-able, high-impact bumper rail system.

Government Regulations

NIOSH (National Institute for Occupational Safety and Health)

One of the most critically regulated areas of HWI’s core business is in relationship to the National Institute for Occupational Safety and Health (or NIOSH) - the United States federal agency responsible for conducting research and making recommendations for the prevention of work-related injury and illness - and its guidelines in respect to Chemo compounding.  Almost every USP 797 Pharmacy renovation HWI designs and builds requires the inclusion of a “Bio-Safety Cabinet” (BSC) and a dedicated exhaust system that is constructed to meet NIOSH standards.

In 2007, the “National Institute for Occupational Safety and Health (NIOSH) Alert: Preventing Occupational Exposure to Antineoplastic and Other Hazardous Drugs in Health Care Settings” was published in conjunction with the latest revisions of USP 797.

This document is applicable to all hospitals and other healthcare institutions, patient treatment clinics, pharmacies, physicians’ practice facilities, and other locations and facilities in which “hazardous” compounded sterile preparations (HD/CSPs) are prepared, stored, and transported.

Compounding sterile chemotherapy and other hazardous drug (HD) doses can represent an occupational hazard for staff working in the oncology setting.  Exposure to HDs has been shown to produce negative health effects in workers, ranging from acute symptoms such as hair loss as well as long-term reproductive effects.  Many of these drugs are known human carcinogens, and the potential for developing cancer is a calculated risk.

Worker contamination with HD was first reported in 1979.  This report prompted development of numerous guidelines for improved handling of these drugs.  Continued research in this area, using more sensitive and specific assays, has shown that HD contamination is found in all work settings.  Continued contamination prompted NIOSH to address the issue.

Part of the Centers for Disease Control and Prevention (CDC), NIOSH is the main federal agency for conducting research in occupational safety and health matters.  In 2000, NIOSH assembled a group of stakeholders to examine the issue of HD contamination in the health care workplace. This Working Group developed the NIOSH Alert on Hazardous Drugs, which documents the significance of the problem and includes suggested remedies. It is important to note that the Alert presents research demonstrating that a work environment with surfaces contaminated with hazardous drugs can result in the uptake of these drugs into workers and others in the environment.

The Occupational Safety and Health Act, signed by President Richard M. Nixon, on December 29, 1970, created both NIOSH and the Occupational Safety and Health Administration (OSHA).  NIOSH was established to help ensure safe and healthful working conditions by providing research, information, education, and training in the field of occupational safety and health. NIOSH provides national and world leadership to prevent work-related illness, injury, disability, and death by gathering information, conducting scientific research, and translating the knowledge gained into products and services.

Unlike OSHA, NIOSH is not a regulatory agency. It does not issue safety and health standards that are enforceable under US law. Rather, NIOSH's authority under the Occupational Safety and Health Act is to develop recommendations for health and safety standards, to develop information on safe levels of exposure to toxic materials and harmful physical agents and substances, and to conduct research on new safety and health problems. NIOSH may also conduct on-site investigations (Health Hazard Evaluations) to determine the toxicity of materials used in workplaces and fund research by other agencies or private organizations through grants, contracts, and other arrangements.

ISO Certification

Within the medical device or pharmaceutical industries or in hospital pharmacies, government regulations require all controlled environments to be tested and certified per ISO 14644 from the International Organization for Standardization (usually called the ISO).

We are regulated by the FDA who issues Guidelines on Cleanroom and work station requirements controlled environment.

The  Joint Commission on Accreditation of Healthcare Organizations(JCAHO) has endorsed the USP797 regulation to prevent harm and fatality to patients that could result from microbial contamination through pharmaceutical products . This regulation affects many large hospital pharmacies and satellite pharmacies and is designed to protect not only patients but also the staff of the pharmacy.

USP Chapter 797 was released to the public in 2004 and has classified Sterile Compounding into 3 risk groups: Low, Medium and High Risk. For each risk level, the Chapter establishes staff responsibilities and training, quality control processes, competence assessment, environmental quality and control, and quality assurance program requirements.

USP 797 has been adopted by several states and is currently under review by many others. States have the option to adopt 797 verbatim or to edit the standards into pharmacy regulations (Missouri and Texas have sterile compounding regulations, New Jersey’s requires that the buffer zone be ISO 6 / Class 1,000). Additionally, the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) is enforcing USP Chapter 797 within their standards. The JCAHO may require stricter compliance to 797 than the state Board of Pharmacy.

USP Chapter 797, as it applies to cleanrooms (Buffer Zones), is general in nature but refers to the International Standards Organization, ISO-14644 standard for cleanrooms. All Sterile compounding is to be performed in an ISO 5 (class 100) environment that is surrounded by an ISO 8 (Class 100,000) Buffer Zone (cleanroom), ISO 7 (Class 10,000) in 2006. A barrier isolator does not have to be contained in an ISO-rated space unless recommended by the manufacturer.

A “Buffer Zone” in the simplest form, is an environment that separates the compounding room from the surrounding ambient (unrated) area and is to be constructed from low-particle-generating materials that can withstand continuous cleaning. ISO standards require that the buffer zone be maintained under positive pressure and that airborne particles be limited in compliance with ISO 8 requirements. ISO 7 (Class 10,000) will be required in 2006.

ISO 14644-1 Cleanroom Classifications

The ISO 14644-1 clean room standard was adopted in 1999 as an American National Standard for cleanroom environments. The ISO standard specifies the quantity of airborne particles by a decimal logarithm sized at .1 µm or larger per cubic meter of air. Translated into English, that means an ISO class 4 clean room allows 104 or 10,000 particles per cubic meter. Below is the table showing the ISO standard classifications for clean rooms.

Class	maximum particles/m³
	≥0.1 µm	≥0.2 µm	≥0.3 µm	≥0.5 µm	≥1 µm	≥5 µm
ISO 1	10	2
ISO 2	100	24	10	4
ISO 3	1,000	237	102	35	8
ISO 4	10,000	2,370	1,020	352	83
ISO 5	100,000	23,700	10,200	3,520	832	29
ISO 6	1,000,000	237,000	102,000	35,200	8,320	293
ISO 7				352,000	83,200	2,930
ISO 8				3,520,000	832,000	29,300
ISO 9				35,200,000	8,320,000	293,000

Since the inception of our subsidiary In 2004, Haddad-Wylie Industries, LLC, (HWI)  has been providing  products with higher aseptic detail for the life science industry. From big pharmaceutical manufacturing facilities to the growing list of bio-tech upstarts to the compounding suites in community hospitals in accordance with USP 797, HWI has developed a volume of products and services that help its clientele reduce the risk of contamination by designing environments that create the ideal state for sterile preparations - that is, exposed surface materials and finishes which are easy to clean.

Today, HWI is at the forefront of design-building turn-key aseptic clean room environments.  Meeting any Classifications, creating higher standards, and completing projects ahead of schedule is HWI's guarantee.

Purchase Of Significant Equipment

The Company does not plan any purchases of significant Equipment in the next 12 months.

Off-Balance Sheet Arrangements:

We do not currently have any off-balance sheet arrangements.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Revenue and Cost Recognition
The Company recognizes revenues from fixed-price and modified fixed-price construction contracts using the percentage-of-completion method for financial statement and federal income tax purposes.  Under the percentage-of-completion method, recognition of earnings on contracts in progress is based on the ratio of cost incurred to date to total anticipated cost to be incurred on each contract.  That method is used because management considers total cost to be the best available measure of progress on the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation.  Selling, general, and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

The asset “costs and estimated earnings in excess of billings” represents revenues recognized in excess of amounts billed.  The liability “billings in excess of costs and estimated earnings” represents revenues billed in excess of amounts earned.

Accounts Receivable
Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year end.  Management closely monitors outstanding balances and will create reserves as appropriate.

Reports To Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Item 1a:   Risk Factors

Purchase of and investment in our common shares are highly speculative in nature, involve a high degree of risk and should be undertaken only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any common shares. This Report contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the owing risk factors and elsewhere in this  Report.

Risks Relating To Our Business And Structure

 We require financing and our inability to raise additional capital on acceptable terms in the future may have a material adverse effect on our business and financial condition.

We will need to obtain  financing in order to finance our existing business and expand our operations and carry out our business plan for the next twelve months. The overall weakness of the economy and increased financial instability of many borrowers has resulted in a general tightening of capital availability.  Many lending and investing institutions that have traditionally been sources of capital have experienced significant losses and a lack of liquidity. These conditions may adversely impact our ability to raise capital.   The Company has a line of credit with Clearview Federal Credit Union in the amount of $500,000 at an interest rate of 4,5625% payable monthly.  The outstanding balance as of September 30, 2010 was $499,964.  The primary collateral for the line of credit is the accounts receivable of the company.  The “borrowing base” is equal to the accounts receivable amount under 90 days times 80%.  The company, therefore, must have receivables under 90 days in the amount of $625,000 at the end of every month when the borrowing base calculation is due to the bank or the difference between the qualified receivables times 80% and the outstanding loan balance is due.  The line of credit is due for review and possible renewal by the Clearview on March 31, 2011.  The renewal will be based on the accounts receivable amount and the audited financial results of operations of the Company.  In the event that the line of credit is not renewed, other financing may be required for the Company to continue operations.

The selling and administrative overhead of the Company is approximately $125,000 per month at this time.  The company has consistently been able to realize a gross profit of 25% of sales for all construction projects combined.  In order to pay the selling and administrative overhead, the company must realize revenue of $500,000 per month.  Failure to meet this revenue requirement or failure to realize a 25% gross profit will require the company to obtain additional funds to continue operation.

There can be no assurance that additional capital will be available on acceptable terms, or at all.  We do not have any arrangements with any bank or financial institution to provide additional financing, and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in our best interests. Also, if we raise additional funds by selling equity or equity-based securities, the percentage ownership of our existing stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. Any inability to obtain additional cash as needed could have a material adverse effect on our financial position, results of operations and ability to expand our operations.

Our quarterly revenues and operating results may fluctuate substantially because of a variety of factors, any of which may result in volatility or a decrease in the price of our common stock.

Our sales and results of operations have fluctuated significantly in the past and may vary from quarter to quarter in the future. These fluctuations may adversely affect our business, financial condition and the market price of our common stock, particularly if our quarterly results fall below the expectations of securities analysts. A number of factors, many of which are beyond our control, may cause variations in our quarterly revenues and operating results, including:

•	cyclicality and other economic conditions in the semiconductor and telecommunications industries;

•	reduction in planned capital expenditures by our customers in product lines we service;

•	the timing of customer orders, cancellations and shipments;

•	the introduction of new products and enhancements by us and our competitors or the emergence of new industry standards;

•	disruptions in sources of supply of raw materials and components to us;

•	the amount and timing of our expenditures in anticipation of future orders;

•	changes in our product and revenue mix;

•	changes in our pricing and pricing by our suppliers and competitors;

•	exchange and interest rate fluctuations; and

•	economic and political conditions generally or in various geographic areas where we or our customers do business.

The recent deterioration of the economy and credit markets may adversely affect our future results of operations.

Our operations and performance depend to some degree on general economic conditions and their impact on our customers’ finances and purchase decisions. As a result of recent economic events, potential customers may elect to defer purchases of capital equipment items, such as the products we manufacture and supply. Additionally, the credit markets and the financial services industry recently experienced a period of upheaval characterized by the bankruptcy, failure, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States government. While the ultimate outcome of these events cannot be predicted, it may have a material adverse effect on our customers’ ability to fund their operations thus adversely impacting their ability to purchase our products or to pay for our products on a timely basis, if at all. These and other economic factors could have a material adverse effect on demand for our products, the collection of payments for our products and on our financial condition and operating results.

Defects in our products or our failure to execute on our product deliverables and their specifications could diminish demand for our products and result in loss of revenue, delay in market acceptance and injury to our reputation.

Complex components and assemblies, like those we produce, may contain undetected errors or defects that may be subsequently detected at any point in the life of the product. We have in the past discovered errors in our products and, as a result, have experienced delays in the shipment of products during the period required to correct these errors. Defects in our products may result in loss of sales, delay in market acceptance, injury to our reputation or increased warranty costs. Additionally, since we are a sole supplier to our customers in many instances, any failure by us in executing on our product deliverables in accordance with their specifications could endanger our supplier status with the given customer or injure our reputation with other customers.

Our operations involve hazardous materials, and we must comply with environmental laws and regulations, which can be expensive.

Our research and development activities involve the controlled use of hazardous chemicals. Our operations also produce hazardous waste products. We are subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of these materials. We generally contract with third parties for the disposal of such substances. We cannot eliminate the risk of accidental contamination or injury from these materials. We may be required to incur substantial costs to comply with current or future environmental and safety regulations. If an accident or contamination occurred, we would likely incur significant costs associated with civil penalties or criminal fines. Current or future environmental regulation may impair our research, development or production efforts.

Construction and maintenance sites are inherently dangerous workplaces. If we fail to maintain safe work sites, we can be exposed to significant financial losses as well as civil and criminal liabilities.

Construction and maintenance sites often put our employees and others in close proximity with large pieces of mechanized equipment, moving vehicles, chemical and manufacturing processes, and highly regulated materials. On many sites we are responsible for safety and, accordingly, must implement safety procedures. If we fail to implement such procedures or if the procedures we implement are ineffective, our employees and others may become injured. Unsafe work sites also have the potential to increase employee turnover, increase the cost of a project to our clients, and raise our operating costs. Any of the foregoing could result in financial losses, which could have a material adverse impact on our business, financial condition, and results of operations.

In addition, our projects can involve the handling of hazardous and other highly regulated materials, which, if improperly handled or disposed of, could subject us to civil and criminal liabilities. We are also subject to regulations dealing with occupational health and safety. Although we maintain functional groups whose primary purpose is to ensure we implement effective health, safety, and environmental (“HSE”) work procedures throughout our organization, including construction sites and maintenance sites, the failure to comply with such regulations could subject us to liability.

Our safety record is critical to our reputation. Many of our clients require that we meet certain safety criteria to be eligible to bid for contracts and many contracts provide for automatic termination or forfeiture of some or all of our contract fees or profit in the event we fail to meet certain measures. As a result, our failure to maintain adequate safety standards could result in reduced profitability or the loss of projects or clients, and could have a material adverse impact on our business, financial condition, and results of operations

We bear the risk of cost overruns in fixed-price and guaranteed maximum price contracts. We may experience reduced profits or, in some cases, losses under these contracts if costs increase above our estimates.

Our revenues are earned under contracts that are either fixed-price or guaranteed maximum price in nature. For these contracts, we bear the risk of paying some, if not all, of any cost overruns. Under fixed-price and guaranteed maximum-price contracts, contract prices are established in part on cost and scheduling estimates that are based on a number of assumptions, including those about future economic conditions, prices and availability of labor, equipment and materials, and other exigencies. If these estimates prove inaccurate, there are errors or ambiguities as to contract specifications, or if circumstances change due to, among other things, unanticipated technical problems, difficulties in obtaining permits or approvals, changes in local laws or labor conditions, weather delays, changes in the costs of raw materials, or our vendors’ or subcontractors’ inability to perform, then cost overruns may occur and we could experience reduced profits or, in some cases, a loss for that project. If the project is significant, or there are one or more issues that impact multiple projects, costs overruns could have a material adverse impact on our business, financial condition, and results of operations.

The contracts in our backlog may be adjusted, cancelled or suspended by our clients and, therefore, our backlog is not necessarily indicative of our future revenues or earnings. Additionally, even if fully performed, our backlog may not be a good indicator of our future gross margins.

There is no assurance that backlog will actually be realized as revenues in the amounts reported or, if realized, will result in profits. In accordance with industry practice, substantially all of our contracts are subject to cancellation, termination, or suspension at the discretion of the client. In addition, the contracts in our backlog are subject to changes in the scope of services to be provided as well as adjustments to the costs relating to the contracts. Our backlog includes expected revenues for contracts that are based on estimates. Projects can remain in backlog for extended periods of time because of the nature of the project and the timing of the particular services required by the project. The risk of contracts in backlog being cancelled or suspended generally increases during periods of wide-spread economic slowdowns.

Additionally, the way we perform on our individual contracts can affect greatly our gross margins and hence, future profitability. In some markets, there is a continuing trend towards cost-reimbursable contracts with incentive-fee arrangements. Typically, our incentive fees are based on such things as achievement of target completion dates or target costs, overall safety performance, overall client satisfaction, and other performance criteria. If we fail to meet such targets or achieve the expected performance standards, we may receive a lower, or even zero, incentive fee resulting in lower gross margins. Accordingly, there is no assurance that the contracts in backlog, assuming they produce the revenues currently expected, will generate gross margins at the rates we have realized in the past.

We are dependent on third parties to complete many of our contracts.

Much of the work performed under our contracts is performed by third-party subcontractors we hire. We also rely on third-party equipment manufacturers or suppliers to provide much of the equipment and materials used for projects. If we are unable to hire qualified subcontractors or find qualified equipment manufacturers or suppliers, our ability to successfully complete a project could be impaired. If the amount we are required to pay for subcontractors or equipment and supplies exceeds what we have estimated, especially in a lump-sum or a fixed-price contract, we may suffer losses on these contracts. If a subcontractor, supplier, or manufacturer fails to provide services, supplies or equipment as required under a contract for any reason, we may be required to source these services, equipment or supplies to other third parties on a delayed basis or at a higher price than anticipated, which could impact contract profitability.

In the current economic environment, third-parties may find it difficult to obtain sufficient financing to help fund their operations. The inability to obtain financing could adversely affect a third party’s ability to provide materials, equipment or services which could have a material adverse impact on our business, financial condition, and results of operations.

Maintaining adequate bonding capacity is necessary for us to successfully bid on and win fixed-price contracts.

In line with industry practice, we are often required to provide performance or payment bonds to our customers. These bonds indemnify the customer should we fail to perform our obligations under the contract. If a bond is required for a particular project and we are unable to obtain an appropriate bond, we cannot pursue that project.

Historically, we have had adequate bonding capacity but, as is typically the case, the issuance of a bond is at the surety’s sole discretion. In addition, because of an overall lack of worldwide bonding capacity, we may find it difficult to find sureties who will provide required levels of bonding or such bonding may only be available at significant additional cost. There can be no assurance that our bonding capacity will continue to be available to us on reasonable terms. Our inability to obtain adequate bonding and, as a result, to bid on new contracts that require such bonding could have a material adverse impact on our business, financial condition, results of operations, and cash flows.

If we fail to comply with federal, state, local or foreign governmental requirements, our business may be adversely affected.

We are subject to U.S. federal, state, local and foreign laws and regulations that affect our business. For example, we are subject to a variety of environmental, health, and safety laws and regulations governing, among other things, discharges to air and water, the handling, storage, and disposal of hazardous or waste materials and the remediation of contamination associated with the releases of hazardous substances and human health and safety. These laws and regulations and the risk of attendant litigation can cause significant delays to a project and add significantly to its cost. Violations of regulations could subject us and our management to civil and criminal penalties and other liabilities.

Various U.S. federal, state, local, and foreign environmental laws and regulations may impose liability for property damage and costs of investigation and cleanup of hazardous or toxic substances on property currently or  previously owned by us or arising out of our waste management or environmental remediation activities. These laws may impose responsibility and liability without regard to knowledge of or causation of the presence of contaminants. The liability under these laws is joint and several. We have potential liabilities associated with our past waste management and other activities and with our current and prior ownership of various properties. The discovery of additional contaminants or the imposition of unforeseen clean-up obligations at these or other sites could have a material adverse impact on our financial condition and results of operations.

When we perform our services, our personnel and equipment may be exposed to radioactive and hazardous materials and conditions. We may be subject to liability claims by employees, customers, and third parties as a result of such exposures. In addition, we may be subject to fines, penalties or other liabilities arising under environmental or safety laws. A claim, if not covered by insurance, could have a material adverse impact on our results of operations and financial condition.

Such laws, regulations and policies are reviewed periodically and any changes could affect us in substantial and unpredictable ways. Such changes could, for example, relax or repeal laws and regulations relating to the environment, which could result in a decline in the demand for our environmental services and, in turn, could negatively impact our revenue. Our failure to comply with such laws or regulations, whether actual or alleged, could expose us to fines, penalties or potential litigation liabilities, including costs, settlements and judgments, any of which could adversely affect our business, financial condition and results of operations.

In addition, we and many of our clients operate in highly regulated environments, which may require us or our clients to obtain, and to comply with, federal, state, and local government permits and approvals. Any of these permits or approvals may be subject to denial, revocation or modification under various circumstances. Failure to obtain or comply with, or the loss or modification of, the conditions of permits or approvals may subject us to penalties or other liabilities, which could have a material adverse impact on our business, financial condition, and result of operations.

Our global operations require importing and exporting goods and technology across international borders. Although we have policies and procedures to comply with U.S. and foreign international trade laws, the violation of such laws could subject the Company and its employees to civil or criminal penalties, including substantial monetary fines, or other adverse actions including denial of import or export privileges, and could damage our reputation and therefore, our ability to do business.

Employee, agent or partner misconduct or our overall failure to comply with laws or regulations could weaken our ability to win contracts, which could result in reduced revenues and profits.

Misconduct, fraud, non-compliance with applicable laws and regulations, or other improper activities by one of our employees, agents or partners could have a significant negative impact on our business and reputation. Such misconduct could include the failure to comply with government procurement regulations, regulations regarding the protection of classified information, regulations prohibiting bribery and other foreign corrupt practices, regulations regarding the pricing of labor and other costs in government contracts, regulations on lobbying or similar activities, regulations pertaining to the internal controls over financial reporting, environmental laws, and any other applicable laws or regulations. For example, we regularly provide services that may be highly sensitive or that relate to critical national security matters; if a security breach were to occur, our ability to procure future government contracts could be severely limited. The precautions we take to prevent and detect these activities may not be effective, and we could face unknown risks or losses. Our failure to comply with applicable laws or regulations or acts of misconduct could subject us to fines and penalties, loss of security clearance, and suspension or debarment from contracting, which could weaken our ability to win contracts and result in reduced revenues and profits and could have a material adverse impact on our business, financial condition, and results of operations.

In the event we issue stock as consideration for certain acquisitions we may make, we could dilute share ownership.

One method of acquiring companies or otherwise funding our corporate activities is through the issuance of additional equity securities.  If we issue additional equity securities, such issuances could have the effect of diluting our earnings per share as well as our existing shareholders’ individual ownership percentages in the Company.

Our actual results could differ from the estimates and assumptions used to prepare our financial statements.

In preparing our financial statements, our management is required under accounting principles generally accepted in the U.S. to make estimates and assumptions as of the date of the financial statements. These estimates and assumptions affect the reported values of assets, liabilities, revenue, and expenses and disclosure of contingent assets and liabilities. Areas requiring significant estimates by our management include:

•	Recognition of contract revenue, costs, profit or losses in applying the principles of percentage of completion accounting;

•	Estimated amounts for expected project losses, warranty costs, contract close-out or other costs;

•	Recognition of recoveries under contract change orders or claims;

•	Collectibility of billed and unbilled accounts receivable and the need and amount of any allowance for doubtful accounts;

•	The amount of reserves necessary for self-insured risks;

•	Accruals for estimated liabilities, including litigation reserves;

•	Valuation of assets acquired, and liabilities, goodwill, and intangible assets assumed, in acquisitions;

•	Valuation of stock-based compensation; and

•	The determination of liabilities under pension and other post-retirement benefit programs.

Our actual business and financial results could differ from our estimates of such results, which could have a material negative impact on our financial condition and results of operations

We depend upon our executive officers and key personnel.

Our performance depends substantially on the performance of our executive officers and other key personnel.  Currently, our CEO, Deric Haddad, is the only person at the Company who combines the level of experience, knowledge of the Company’s offerings, the skill required to quote the price of construction projects, and the ability to sell the Company’s offerings to customers.  Although there are others in the Company with some of the skills required by the Company to operate, no one individual has the combined skills of Deric.  In the event Deric is unable to continue with the Company, the Company would be required to reorganize and hire additional staff.

Our future success will depend to a large extent on retaining our employees and our ability to attract, train, retain and motivate sufficient qualified employees to fill vacancies created by attrition or expansion of our operations.  The loss of the services of any of our executive officers or key personnel could have a material adverse effect on our business, revenues, and results of operations or financial condition.

Competition for talented personnel is intense, and we may not be able to continue to attract, train, retain or motivate other highly qualified technical and managerial personnel in the future. In addition, market conditions may require us to pay higher compensation to qualified management and technical personnel than we currently anticipate.  Any inability to attract and retain qualified management and technical personnel in the future could have a material adverse effect on our business, prospects, financial condition, and/or results of operations.

We must be able to adapt to rapidly changing technology trends and evolving industry standards or we risk our products becoming obsolete.

The medical device market in which we compete is characterized by intensive development efforts and rapidly advancing technology.  Our future success will depend, in large part, upon our ability to anticipate and keep pace with advancing technology and competing innovations.  We may not be successful in identifying, developing and marketing new products or enhancing our existing products. We believe that a number of large companies, with significantly greater financial, manufacturing, marketing, distribution and technical resources and experience than ours, are focusing on the development of visualization products for minimally invasive surgery.

Potential Customers May Decide Not To Hire The Company Based On Our Absence Of Capital Or Other Real Or Perceived Financial Weaknesses.

We attempt to market our cleanrooms, in part, on the premise that we can provide an integrated cleanroom solution from design through installation and certification. We believe that one of the factors potential customers will consider in determining whether to delegate responsibility for the cleanroom to us is our financial condition--which affects the customer's perception of our ability to perform our contracts and stand behind our products. We may lose existing contracts or fail to obtain contracts because of a customer's perception that the strength and long term viability of the Company is in doubt.

 We are required to post surety bonds as a condition to bid for and obtain many of our contracts. Our ability to obtain bonding is dependent upon, among other things, our sureties' analysis of our financial condition. We believe that we have been limited in obtaining surety bonds in the past due to the amount ofour stockholders' equity and working capital. An insufficient amount of stockholders' equity or working capital may inhibit our ability to bid for and obtain large contracts.

A Few Customers Tend To Account For A Large Percentage Of Our Revenue Stream And Often Do Not Need Our Products/Services On An Ongoing Basis.

In the past, we have typically had between three and five  customers that each account for more than 10% of our revenues in each fiscal year. For example, in 2009, our top three customers accounted for 62.6% of our revenues, and in 2008  our top five customers accounted for 73.3% of our revenues. Moreover, because purchasers of new cleanrooms (or substantial renovations to existing cleanrooms) typically do not need the same number of cleanrooms or renovations in subsequent years, customers who account for a significant amount of our revenues in one year do not necessarily remain significant in subsequent years. The reduction, delay or cancellation of orders from, or loss of, one or more significant customers could have a material adverse effect on our operating results. Moreover, even if we retain current customers, the viability of our cleanroom business is dependent upon our ability to find additional customers in the future

We plan to seek acquisitions, but might not be able to successfully integrate our acquisitions or achieve the benefits we expect.

We plan to seek acquisition opportunities. Integrating the companies and technologies that we may acquire could place substantial demands on our management team. This could decrease the time and effort that management can give to managing our existing business.

Some of our acquisitions could be in technology and geographic markets in which we have limited experience. We might not be able to compete successfully in these markets or operate the acquired businesses efficiently. While we may be able to reduce some costs through consolidation, such as the elimination of redundant locations and personnel, other unanticipated costs of operating acquired companies or integrating them into our operations may emerge after acquisition.

Future acquisitions could place additional strain on our operations and management. Our ability to manage future acquisitions will depend on our success in:

•	evaluating new markets and investments;

•	monitoring operations of acquired companies;

•	controlling costs and unanticipated expenses of acquired companies;

•	integrating acquired operations and personnel;

•	retaining existing customers, key employees and strategic partners of acquired companies;

If we become subject to product liability litigation, it could be costly and time consuming to defend.

Since our products are used in applications that are integral to our customers’ businesses, errors, defects or other performance problems could result in financial or other damages to our customers. Although our purchase orders generally contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate such limitation of liability provisions. Product liability litigation, even if we were to be successful defending ourselves, would be time consuming and costly. Additionally, even though we carry product liability insurance, our insurance may not be adequate to cover claims.

Risks Related To The Cleanroom Industry

Our Operations May Lead To A Substantial Environmental Liability.

All of our manufacturing, installation and other activities is subject to federal, state, and local environmental laws. Under such laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation, and/or removal of substances discovered on any properties we own or use which are deemed by the federal and/or state government to be toxic or hazardous ("HAZARDOUS SUBSTANCES"). Courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal or transportation of Hazardous Substances. We presently use some use Hazardous Substances and, although we employ all reasonably practicable safeguards to prevent any liability under applicable laws relating to Hazardous Substances, companies that use Hazardous Substances are inherently subject to substantial risk that environmental remediation will be required.

Consolidation in the healthcare industry could have an adverse effect on our revenues and results of operations.

Many healthcare industry companies, including medical device companies, have consolidated to create new companies with greater market power. If the healthcare industry continues to consolidate, competition to provide goods and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for medical devices that incorporate components produced by us. If we are forced to reduce our prices because of consolidation in the healthcare industry, our revenues would decrease and our consolidated earnings, financial condition or cash flows would suffer.

We Face Competition From Other Single-Source And Component Providers Of Cleanrooms And Cleanroom Components.

We compete with a number of companies providing cleanroom products and services, many of which may have significantly greater financial and capital resources than ourselves. We compete with other cleanroom component manufacturers for the manufacture of cleanrooms and components. We compete with architectural and engineering firms for the provision of cleanroom design and engineering services. In addition, we compete with specialized cleanroom integrators for installation and on-site management services. We believe the principal competitive factors in the cleanroom industry are quality, time to completion, reliability, responsiveness for design and installation, product performance and price. With the decline of the semiconductor industry in recent years, price competition has become particularly fierce and inhibited our ability to operate profitably. Despite our efforts to match or exceed our competitors with respect to principal competitive factors, we may be unable to remain competitive with respect to such factors in the near or distant future.

Risks Related To Our Common Stock

Investors who purchase shares of our common stock should be aware of the possibility of a total loss of their investment.

An investment in our common stock involves a substantial degree of risk.  Before making an investment decision, you should give careful consideration to the risk factors described in this section in addition to the other information contained in this annual report.  The risk factors described herein, however, may not reflect all of the risks associated with our business or an investment in our common stock.  You should invest in our Company only if you can afford to lose your entire investment.

Our current management holds significant control over our common stock and they may be able to control our Company indefinitely.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control.   As of  December 28, 2010, our directors and executive officers as a whole beneficially own approximately 8,778,055 shares or  66% of our outstanding common stock.  The above-described significant stockholders may have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

“Penny stock” rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Our common stock currently trades on the Over-the-Counter Bulletin Board.  If the market price per share of our common stock is less than $5.00, the shares may be “penny stocks” as defined in the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.  As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of these securities.  In addition, “penny stock” rules adopted by the SEC under the Exchange Act subject the sale of these securities to regulations which impose sales practice requirements on broker-dealers.  For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in penny stocks.

Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives.  The broker-dealer must also make a determination whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC’s rules may limit the number of potential purchasers of shares of our common stock.  Moreover, various state securities laws impose restrictions on transferring “penny stocks,” and, as a result, investors in our securities may have their ability to sell their securities impaired.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the price you paid for it.

Although our common stock currently trades on the Over-the-Counter Bulletin Board, an active and liquid trading market for our common stock has not yet and may not ever develop or be sustained.  You may not be able to sell your shares quickly or at or above the price you paid for our stock if trading in our stock is not active.

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

Provisions in our articles of incorporation and bylaws or Nevada law might discourage, delay or prevent a change of control of us or changes in our management and, therefore depress the trading price of the common stock.

Nevada corporate law and our articles of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. These provisions:

• deny holders of our common stock cumulative voting rights in the election of directors, meaning that stockholders owning a majority of our outstanding shares of common stock will be able to elect all of our directors;

• require any stockholder wishing to properly bring a matter before a meeting of stockholders to comply with specified procedural and advance notice requirements; and

• allow any vacancy on the board of directors, however the vacancy occurs, to be filled by the directors.

Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

As a public issuer, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on the Company's personnel, systems and resources.

The Securities Exchange Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls  and will in the future be required to provide a report by our independent registered public accounting firm addressing these assessments .  Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations

Overview

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Report or to reflect the occurrence of unanticipated events. Shareholders and potential shareholders should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Report. Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of our control, and involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following:

•
actual or anticipated fluctuations in our quarterly and annual operating results;
•
actual or anticipated product constraints;
•
decreased demand resulting from changes in laws;
•
product and services announcements by us or our competitors;
•
loss of any of our key executives;
•
regulatory announcements, proceedings or changes;
•
competitive product developments;
•
intellectual property and legal developments;
•
any business combination we may propose or complete;
•
any financing transactions we may propose or complete; or
•
broader industry and market trends unrelated to its performance.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Background

On  December 28, 2010  the Acquisition of Haddad Wylie Industries, Inc.  (HWI) was completed, and the business of  HWI. was adopted as our business. As such, the following Management Discussion is focused on the current and historical operations of HWI, and excludes the prior operations of IVT Software, Inc.

Haddad-Wylie Industries (HWI) is a turnkey provider of cleanroom systems; designing, engineering, manufacturing, installing and servicing principal component systems for advanced cleanrooms.  HWI provides their customers with services to integrate the design, installation and preventive maintenance of cleanrooms, including architectural and engineering designs, installation, testing, certification, tool fit-up, and continuing on-site service and support. Its integrated approach enables customers to benefit from accelerated cleanroom design and installation, simplified project control, single-source performance certification and cost effective manufacturing processes.

HWI’s primary goal is to ultimately create a variety of operating divisions under the umbrella of HWI Global– HWI Healthcare, HWI Life Sciences (BioPharma), HWI Nano, HWI Semicon – that will effectively serve the identifiable target markets within the United States, and to bring the highly specialized detail of HWI’s product lines to the forefront of all industries that require clean technology for their production to meet regulatory compliance.   Our  immediate plan is to explore international opportunities and to form partnerships and licensing agreements within the rising global marketplace.

Plan of Operations

In developing an effective business plan for the immediate future, HWI plans to first direct its focus on the existing business it has attained and to preserve the body of high-profile clientele it has developed.  To do so, HWI plans to continue to implement the structure and procedures and techniques it has already successfully put into action.

       1                      The Initial Growth Plan-2011

During the next 12 months, HWI’s existing infrastructure and staff plans to restructure its efforts to grow the Company’s Sales & Marketing divisions to increase its revenue base.   Additionally, by raising growth capital, HWI plans to expand its business platform by growing its infrastructure through strategic hiring and creating a new international presence. HWI is currently in discussion with a funding source to secure a $1,000,000 funding commitment, upon executing the reverse acquisition.   In accordance with the proposed funding plan,   funds are to be released in tranches of $250,000 every 3 months throughout 2011.  The first tranche of $250,000 proposed to be released March 1st, the second on June 1st, the third on Sept 1st, and the fourth and final tranche on December 1st, 2011.    Although HWI is in advanced discussion with the funding source, no funding commitment has yet been entered into as of the date of this 8K report.

The purpose of the proposed funding is to allow HWI a plan of implementing capital incrementally into the payroll and overhead structure throughout the year which will enable HWI to strategically hire the right clean room professionals, particularly in the area of Business Development, who will bring with them a network of relationships and opportunities that has the potential to greatly increase HWI’s revenue stream.  HWI is already in discussions with a few key individuals to fill this role.

The next area of growth capital allocation will be dedicated to establishing an international presence as a turnkey design-build clean room firm.  Our first geographical target will be the Middle Eastern Nations of the United Arab Emirates (UAE) and the Kingdom of Saudi Arabia (KSA). Our current, long-standing relationship with the Cleveland Clinic, who manages the operations at the Sheikh Khalifa Medical City in Abu Dhabi, has opened up an opportunity for HWI to be the single-sourced design-build construction manager for a project beginning in Q1-11.  Through one of our strategic partners is the United States, an international technology driven design engineering firm, HWI is currently negotiating an arrangement to establish a basis of operation from their existing offices in Dubai and Abu Dhabi.  If the negotiations are successful, HWI has the potential to become the only recognizable clean room design-build specialist in one of the world’s fastest growing economies and centers of technological innovation.

By strategically using these initial funds for  hiring the most astute professionals we are able to recruit  in this specialized industry, and by situating ourselves in a new, premiere marketplace that currently lacks the specialized resources which we offer,  HWI plans to capitalize both domestically and internationally with a relatively small amount of funding.  We anticipate that this will position HWI for the next round of funding, which, by having successfully implemented the Initial Growth Capital Expansion Plan in 2011, should yield far more value for our equity.

2	The Next Stage Of Growth - 2012

As HWI implements and executes its Initial  Growth Capital Expansion Plan in 2011, we believe the Company will be poised for a broader business expansion that will include mergers, acquisitions, strategic expansion into viable territories and new market segments, as well as further development of our OEM product lines for world-wide distribution.

HWI’s plans to take  the above mentioned  sales and marketing strategy to build  an organizational structure that will capitalize on each – that is, targeting the regions that will present opportunities in both the Healthcare and Life Science industries, the market segments that, to date, HWI has achieved most of its success.  With the confluence of clean technology becoming more prevalent in hospital environments, HWI plans to trend toward identifying ourselves as a service provider in the field of “Health Sciences.”  Therefore, with the next capital expansion, if we focus our sales and marketing efforts on regions where the Life Science and Information Technology sectors are already viable, we can be certain that the Healthcare industry in those regions are as equally vibrant.

For instance, the top seven “Biotech Cluster Regions” are Boston (New England), Philadelphia/D.C., Raleigh-Durham, NC (Research Triangle Park), Northern California, Southern California, Seattle-Bellevue, Austin-San Marcos.  Thus, for its initial product launch, HWI, whose Home Office would remain in Pittsburgh, PA, would open four (4) satellite offices, each office having a Healthcare & Life Science division:

1.
Philadelphia, PA – to service the 5 counties adjacent to Philadelphia, with outreach to New York/New Jersey (home of some of the world’s largest pharmaceutical companies), the New England Region, and driving distance to Baltimore/D.C./Wilmington, a hotbed of growth and technology

2.
Cary, NC – to intensely focus on the booming Biotech community in Research Triangle Park, the expanding Biotech communities in Charlotte, Winston-Salem and Kannapolis, with outreach to Nashville, Atlanta and Palm Beach, FL.

3.
Northern California – to focus our marketing on the San Francisco, Oakland, San Jose triangle, with outreach to Sacramento, Modesto, Stockton, Livermore, Fresno, Napa Valley, Santa Rosa, South San Francisco, Redwood City, Marin County, and all the cities of the East Bay; this office would also have outreach to Seattle and Portland.

4.
Southern California – to focus our marketing on the Los Angeles, Orange County, San Diego stretch, with outreach to Ventura, Santa Barbara, Bakersfield, Las Vegas and Phoenix; this office would also have outreach to Denver and Albuquerque.

The HWI strategy is to expand our reach, our network, but to minimize our overhead.  The concept is to have a satellite office with a qualified, incentive-driven Regional Director who manages a small group (3 to 5) of incentive-driven sales technicians.  The role of the prototypical sales technician is to be well-versed enough to transform leads and contacts into relationships, which result in qualified bid opportunities.  Once a bid opportunity is determined, it is the role of the Home Office in Pittsburgh to provide the comprehensive design-build bid package, and to see the job through, from design to procurement to installation to sign-off.  This enables the sales technician to open as many doors as possible without being bogged down with the details and correspondence of design-build project.

In sum, HWI’s plan is to simply take a proven model that we have already accomplished with one small, local staff, and expanding its platform to reach across the nation, and, eventually, the world.

Results Of Operations

Comparison of Year Ended December 31,  2009 and December 31 , 2008

The following table sets forth key components of our results of operations during the Years ended December 31, 2009 and 2008, both in dollars and as a percentage of our net sales.

	For Year Ended December 31, 2009		For Year Ended December 31, 2008

		% of Sales		% of Sales
	Amount	Revenue	Amount	Revenue

Sales Revenue	$4,978,512	100%	4,787,004	100%
Cost of Sales	3,523,302	70.77%	3,672,681	76.77%
Gross Profit	1,455,210	29.23%	1,114,323	23.23%

Operating Expenses	1,549,363	31.12%	1,226,188	25.63%
Operating Income (Loss)	(94,153)	(0.019)	(111,864)	(0.024)

Other Income (Expenses)	(15,589)	(.003)	(6,120)	(0.001)
Net Income (Loss)	(109,742)	(2.20)	(117,984)	(2.47)

Sales Revenue. Our sales revenue increased $191,508 or 3.8% from 2008 to 2009.  This increase was due, in part, to the general increase in contract revenue from 2008 to 2009 as there were more contracts completed towards the end of 2009.

Cost of Sales. Our cost of sales decreased $149,379, or 4.2% of sales from 2008 to 2009.  The decrease was due primarily to costs incurred in 2008 for a project in excess of one million dollars that we completed in Puerto Rico where costs were higher that on the mainland USA.

Operating Expenses. Our operating expenses increased $323,176 from 2008 to 2009.  In 2008, operating expenses were 25.63% of sales and in 2009 were 31.12% of sales.  This increase was due to an increase in the  number of staff persons and increased volume of work.

Other Income. Interest income and expense comprised virtually all of the Other Income.  Interest expense increased from $7,912 to $15,598 due to an increase in the line of credit outstanding.

Liquidity And Capital Resources

As of December 31, 2009, HWI had cash in the amount of $187,597, an increase from the $28,547 in cash at the end of 2008.  A review of the detailed Statement of Cash Flows, attached, indicates that our short-term borrowing (credit line) increased $422,362.   Part of the credit line increase was used to pay off a note in the amount of $75,000.  In addition, our Accounts Payable and Accrued Expenses increased by $572,363 which was partially offset by an increase in receivables of $520,014.  The increase in debt from the credit line and the increase in payables in excess of the increase in receivables was, substantially, the reason cash increased to $187,597.

Net Income(Loss). In 2009, we generated a net loss of $109,242 which was $8,242 less than the net loss of $117,984 in 2008.  This decrease in the loss was due primarily to the increase in the gross profit of $340,887 from 2008 to 2009 but was offset by an increase in staff being hired and trained for expansion and a bad debt expense of $109,292.

The following table compares cash flow information for the years ended December 31, 2008 and December 31, 2009:

Year Ended	December 31, 2009	December 31,2008

Net Cash provided (used in) Operating Activities	64,213	33,442
Investing Activities	(12,454)	(76,293)
Financing Activities	107,291	67,986

Net cash provided by operating activities increased $30,771 from 2008 to 2009 primarily as a result of an increase in accounts payable of $572,775 offset partially by an increase in accounts receivable of $520,014 and bad debt expense of $109,292.

Net cash used in investing activities decreased $63,839 from 2008 to 2009 primarily as a result of a decrease in the amount of fixed asset purchases.

Net cash provided by financing activities increased $39,305 from 2008 to 2009 as a result of an increase in notes payable of $425,400 offset by an increase in distribution to members of $243,109.

We anticipate that we will meet our ongoing cash requirements by retaining income as well as through equity or debt financing.  Although we believe we have adequate liquidity and capital resources to fund our operations internally, in light of current market conditions, our inability to access the capital markets on favorable terms, or at all, may adversely affect our financial performance. The inability to obtain adequate financing from debt or capital sources could force us to forego certain opportunities, which in turn could potentially harm our performance.

Major Customers

The Company has a number of customers that accounted for 10 percent or more of net sales for 2008 and 2009.

Customer	2009 Sales	% of Total Sales	2008 Sales	% of Total Sales

Angiotech	1,430,192	26.30%	886,708	22.40%
Hologic	859,110	18.20%	444,659	12.80%
Shands Hospital (Skanska Builders)	802,675	18.10%		18.10%
Cleveland Clinic- All Projects			420,832	10.40%
TRG Builders			588,117	12.30%
W.L. Gore & Associates			737,305	15.40%

The total number of projects active in 2008 was 21 and the total number of projects active in 2009 was 23.

Comparison of Nine Months Ended September 30,  2010 and September 30 , 2009

The following table sets forth key components of our results of operations during the nine months ended September  30, 2010 and 2009, both in dollars and as a percentage of our net sales.

	For Nine Month Ended September 30, 2010		For Nine Month Ended September 30, 2009

		% of Sales		% of Sales
	Amount	Revenue	Amount	Revenue

Sales Revenue	$2,714,649	100%	3,531,224	100%
Cost of Sales	1,746,175	64.32%	2,734,555	76.16%
Gross Profit	968,474	35.68%	796,669	23.84%

Operating Expenses	945,703	34.86%	1,114,154	31.55%
Operating Income (Loss)	22,771	.82%	(317,485)	(7.71)

Net of Other Income (Expenses)	(18,445)	.67%	(9,961)	(0.28)
Net Income (Loss)	4,326	.15%	(327,446)	(7.79)

Sales Revenue. Our sales revenue decreased $816,575 or 23% for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009.  This decrease was due, in part, to the general downturn in the economy and customers reluctance to undertake large scale capital investment during this time.

Cost of Sales. Our cost of sales decreased $988,380 or 36%, however, the cost of sales decreased from 77.44% of sales to 64.32% of sales.   The decrease was due primarily to improved efficiency in controlling costs during construction.

Operating Expenses. Our operating expenses decreased $81,194for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009.  The decrease in operating expenses was due, in part, to a decrease in sales and the resulting scale back of expenses

Other Income. Interest income and expense comprised virtually all of the Other Income (Expense).  Interest expense increased from $9,967 to $18,448 due to an increase in the line of credit outstanding.

Net Income. In the nine months ended September 30, 2009, we generated a net loss of $327,446. In the nine months ended September 30, 2008, we generated a net income of $340,487 This decrease was primarily attributable to increase in our cost of sales and gross margin and increase in professional fees and payroll expenses in the year 2009

The following table compares cash flow information for the 9 months ended September 30, 2009 and September 30, 2010:

Nine Month Ended	September 30, 2010	September 30, 2009

Net Cash provided by (used in)
Operating Activities	$(229,022)	$(116,621)
Investing Activities	(4,821)	(12,955)
Financing Activities	47,742	158,229

Net cash provided by operating activities decreased $112,401 from the nine months ended September 30 2009 to the nine months ended September 30, 2010 primarily as a result of a decrease in Accounts Payable and accrued expenses of $189,950 and a decrease in Billings in excess of costs and Estimated Earnings of $389,295.  These decreases in liabilities were partially offset by a decrease in Accounts Receivable of $278,011.

Net cash provided by financing activities decreased $110,487 as a result of a decrease in the rate of new financing less loan payments from the nine months ended September 30 2009 to the nine months ended September 30, 2010 and a decrease in the rate of Distributions to Members.  We intend to meet our cash requirements for the next 12 months through retained earnings and a combination of debt and equity financing.  Although we are in a discussion with a funding source for equity or debt financing, we currently do not have any definitive arrangements in place to complete any financings and there is no assurance that we will be successful in completing any private placement financings. Furthermore,  there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us.  We may not raise sufficient funds to fully carry out our business plan.

 Properties

We lease 2,600 square feet of office space at Rivertech Office Works located on South Water Street Pittsburgh  Pennsylvania . Pursuant to lease agreement, dated July 2008, we are required to make  monthly lease payments of $4,705.00, on or before the 10th of each month. The term of our lease is 10 years starting 1 October 1st 2010 and ending October 1st 2018.

Our property is double unit two story office complex including 8 private offices , conference room , kitchen and common areas.

We lease 4,700 square feet of warehouse space from M S Associates located in West Elizabeth Pennsylvania. Pursuant to lease agreement dated May 2010, we are required to make monthly lease payments of 1,600.00, on or before the 1st of each month. Term of our lease is 5 years starting date May 1st 2010 and ending April 30,2015.

Our warehouse property is a two story warehouse space that also includes 2 offices and houses our mock Cleanroom , staging and storage area.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of December 28, 2010 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at 3840 South Water St. Pittsburgh, PA. 15203.

Name and Address			Amount and Nature of		Percentage of
of Beneficial Owner	Office	Title of Class	Beneficial Ownership	Footnote	Class

Deric Haddad	Chief Executive Officer	Common Stock	7,637,682	(3)	58%
3840 South Water St.	Chairman, President,	$0,0001 Par value Per Share
Pittsburgh, Pa. 15203	Board Member

Dick Smith		Common Stock	0		*
3840 South Water St.	Chief Financial Officer	$0,0001 Par value Per Share
Pittsburgh, Pa. 15203

Heather Haddad	Vice President,	Common Stock	7,637,682	(3)	58%
3840 South Water St.	Director	$0,0001 Par value Per Share
Pittsburgh, Pa. 15203	Board Member

Christopher Jacobs	Vice President	Common Stock	427,092		0.03%
3840 South Water St.	Director	$0,0001 Par value Per Share
Pittsburgh, Pa. 15203	Board Member

James Wylie	Vice President,	Common Stock	427,092		0.03%
3840 South Water St.	Director	$0,0001 Par value Per Share
Pittsburgh, Pa. 15203	Board Member

Peter Habib
3840 South Water St.	Director	Common Stock
Pittsburgh, Pa. 15203	Board Member	$0,0001 Par value Per Share	286,189		0.02%

All Officers & Directors		Common Stock
As a Group		$0,0001 Par value Per Share	8,778,055		66.0%

* Less than 1%

(1)
 (1) "Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)
For each shareholder, the calculation of percentage of beneficial ownership is based upon 13,215,549 shares of Common Stock outstanding as of December 28, 2010, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights

(3)	7,637,682 shares are jointly owned by Deric Haddad, CEO, and his spouse Heather Haddad, VP and Director.

Change In Control

On August  11, 2010 (“Closing Date”), IVT Software, Inc., Martin Schwartz, Cl Imaging, Corp. and  ten shareholders (collectively, the “Sellers”)  executed a  Stock Purchase Agreement (the “Agreement”) with Deric Haddad,  (the “Purchaser”),  pursuant to which the Sellers, shareholders of the Company, sold an aggregate of 10,133,335 common shares which represents  75.5 % of the issued and outstanding shares of  the Company, to the Purchaser.    As a result of the Agreement, there was a change in control of the Company, and Deric Haddad acquired controlling interest of the Company from the Sellers.  Deric Haddad  obtained 75.5 % beneficial ownership interest in the Company.

Pursuant to the Agreement, effective as of the close of business on August 11, 2010 Martin Schwartz resigned from the Company’s Board of Directors and from his positions as Chief Executive Officer, President, and Chief Financial Officer respectively.  In addition, Deric Haddad was appointed to the board of directors of the Company.  Moreover, effective as of August 11, 2010 Deric Haddad became Chief Executive Officer and President of the Company, replacing Martin Schwartz as Chief Executive Officer, President and Chief Financial Officer of the Company.

On December 28, 2010  we entered into and closed an Agreement and Plan of Share Exchange with Haddad Wylie Industries, LLC,  a Limited Liability company organized under  the laws of the state of Pennsylvania, pursuant to which we acquired 100% of the issued and outstanding Membership Units of Haddad Wylie Industries, LLC in exchange for  the issuance of 9,929,716  shares of our common stock, par value $0.0001.  The 9,929,716  shares we issued to the membership holders of Haddad Wylie Industries, LLC constituted 75.5% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Agreement and Plan of Share Exchange  and after giving effect to the Cancellation Agreement described below.

On December 28, 2010  we completed the acquisition of Haddad Wylie Industries, LLC  pursuant to the Agreement and Plan of Share Exchange. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Haddad Wylie Industries is considered the acquirer for accounting and financial reporting purposes.   As a result of the Exchange, Haddad Wylie Industries, LLC became a wholly-owned subsidiary of IVT Software,  Inc.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a condition precedent to the consummation of the Agreement and Plan of Share Exchange , on December 28, 2010  we entered into a cancellation agreement, or the Cancellation Agreement, with Deric Haddad   our controlling stockholder, whereby Deric Haddad  agreed to the cancellation of 10,133,335   shares of our common stock owned by him.

Other than with respect to the foregoing, we do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information for each proposed director of the Company after the forthcoming change in directors.  With the exception of Deric Haddad and Heather Haddad, all of the officers and directors have been appointed on December 28, 2010

Name	Age	Position

Deric Haddad	43	Chairman, Chief Executive Officer, Director
Richard Smith	69	Chief Financial Officer
Heather Haddad	38	Vice President, Director
Christopher Jacobs	45	Vice President, Director
James Wylie	63	Vice President, Director
Peter M. Habib	67	Director

Mr. Deric Haddad.  Mr. Haddad has over 15 years of clean room experience and created Haddad-Wylie Industries.   Starting his career at PCI in Silicon Valley, CA, Mr. Haddad worked on some of the largest clean room projects in the nation.  He was responsible for the success of the Lawrence Livermore Lab NIF project and many Hewlett Packard projects.  He began to look at clean room customers from another perspective, actually selling the clean room environments for his own company.  Mr. Haddad was very successful at finding and contracting large projects.  After watching the clean room industry shift from Semi-conductor to Pharmaceutical, he decided to follow that trend with his own designs and vision.  Having been on the construction, design, and selling end of the business, in 2004 Mr. Haddad decided to create his own business servicing the Pharmaceutical, Biotechnology, and related industries.  Mr. Haddad holds a Bachelor’s degree in Political Science from San Diego State University

Mr. Richard Smith.  Mr. Smith is a Senior Executive with 40+ years experience leading successful organizations both as a financial consultant and as an Owner/CFO/CEO.  He is an expert in reorganizing, streamlining, and strengthening operations to build value, drive corporate earnings, and catalyze future growth.  For nearly 18 years, Mr. Smith owned a public accounting firm which he sold before joining Omega Systems, a Pittsburgh software development firm in 1990 as a project leader and Chief Financial Officer and Director.  After Omega’s sale to a publically traded international high technology firm, Keane, Inc. in 1998, Mr. Smith has served as financial advisor to numerous small businesses before joining HWI in early 2008 as its outsourced Chief Financial Officer and has recently become an employee of HWI serving as the CFO.  Mr. Smith graduated Summa Cum Laude and holds a Bachelor of Science degree in business from the University of Pittsburgh.

Mrs. Heather Haddad.  Mrs. Haddad has concentrated on setting, promoting, selling, and evolving the image of HWI since its inception in 2004.  In addition to her position as President, Mrs. Haddad has led the marketing effort for the company and viewing the company from the perspective of a customer is responsible for branding the company and its advertising slogan, “Setting the Standards of Aseptic Protocol.”  Mrs. Haddad holds a Bachelor’s degree in education from Carlow University.

Mr. James Wylie.  Mr. Wylie has over four decades of experience working for US Airways.   After holding various maintenance supervisory positions, during the last two years of his tenure Mr. Wylie served as the Maintenance Director in charge of the Charlotte, NC maintenance facility which employed over 400 people and had a budget of over 50 million dollars per year.  After retiring in the summer of 2008, Mr. Wylie began to work at HWI as a corporate Vice President and also as President of HWI’s Distribution and Product Development Division, designing and manufacturing new clean room products which have become a major addition to HWI’s skills inventory.

Christopher Jacobs.  Mr. Jacobs has over ten years of experience in the construction industry.  He is the Director of Projects for International Seismic Application Technology (ISAT) Seismic Bracing.  ISAT is a company that specializes in the design and management of the seismic bracing of non-structural components and manufactures seismic restraints.  Mr. Jacobs is currently responsible for expansion in to new markets, code education, business development and securing large projects.  Mr. Jacobs has had direct project oversight for more than 300 major projects.  Over 8 years of managing internal and external engineering and professional service teams to provide complex service solutions for design integration side of business.  Nine years experience with critical project job site coordination and installation resolution and is the founder of ISAT “Contractor Installation Training Program”.  Mr. Jacobs’s affiliations include but are not limited to DBIA, MCEER and several hospital organizations.  Mr. Jacobs holds a Bachelor’s degree in Business Management from Florida Atlantic University.

Peter M. Habib Peter M. Habib is the founder and shareholder of Peter M. Habib & Associates, Inc. and has over 42 years of accounting experience.  Peter received his Bachelor of Science in accounting from Point Park College in 1968.  Prior to starting his own accounting firm, Peter was a partner at Chiurazzi, Habib & Case, a medium sized regional full service accounting firm.  He is a licensed Certified Public Accountant for the State of Pennyslvania, a member of Pennsylvania Institute of Certified Public Accountants, National Association of Accountants and Life membership in NAACP.

Family Relationships

There is no family relationship among any of our officers or directors with the exception of Deric Haddad our Chief Executive Officer, and Chairman, is the spouse of Heather Haddad, Vice President and Director and James Wylie, Vice President and Director, is the father of Heather Haddad.

Director Independence

There are no members of the Board of Directors that qualify as “independent” directors under the applicable definition of the Nasdaq Global Market (“Nasdaq”) listing standards although the Company’s securities are not currently traded on an exchange or on Nasdaq which would require that the Board of Directors include a majority of directors that are “independent.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board Meetings And Committees; Annual Meeting Attendance

The Company did not hold any regular or special meetings of its Board of Directors during the years ended 2009 , as all business was conducted telephonically and memorialized as Written Actions signed by all directors. The Company does not currently maintain separate audit, nominating or compensation committees. When necessary, the entire Board of Directors performs the tasks that would be required of those committees.

Nominations To The Board Of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board of Director candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.  Accordingly, we seek to attract and retain highly qualified directors.

In carrying out its responsibilities, the Board of Directors will consider candidates suggested by stockholders.  If a stockholder wishes to formally place a candidate's name in nomination, however, such stockholder must do so in accordance with the provisions of the Company's Bylaws.

Board Leadership Structure And Role On Risk Oversight

Deric Haddad  currently serves as the Company’s Chief Executive Officer and Chief Financial Officer, President and Director.  At present, we have determined this leadership structure is appropriate for the Company due to our small size and limited operations and resources.  As a result, no policy exists requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

Subsequent to the forthcoming change in directors, it is anticipated that Deric Haddad  will serve as our Chief Executive Officer and  Director, Richard Smith will serve as our Chief Financial Officer and Director,  and Heather Haddad will serve as VP and Director.  The proposed directors will continue to evaluate the Company’s leadership structure and modify such structure as appropriate based on the size, resources, and operations of the Company.

Mr. Haddad  is the sole director and officer of the Company, and until the Effective Date, is exclusively involved in the general oversight of risks that could affect our Company.

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are currently not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Stockholder Communication With The Board Of Directors

Stockholders may send communications to our Board of Directors by writing to:  IVT Software, Inc. 3840 South Water Street, Pittsburgh, Pa. 15203.
Attention: Board of Directors.

 Terms Of Office

The Company’s new directors will be appointed for a one-year term to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.  Each of the Company’s directors will hold office after the expiration of his term until his successor is elected and qualified, or until he resigns or is removed in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.

The Company’s new executive officers will be appointed by the Company’s Board of Directors and will hold office until removed by the Board of Directors in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.

Significant Employees

In addition to the foregoing named officers and directors, the following employees are also key to our business and operations.

Name	Age	Position

John Fiorita	54	Senior Director of Construction
Mark Moss	59	Senior Project Manager
Matt Newston	34	Project Manager
Julie Feltovich	23	Project Coordinator
Judy Lentz	48	Project Coordinator
Jesse Greiner	43	Director of Office Coordination
Blake Wotring	51	Director of Engineering

Mr. John Fiorita.  Mr. Fiorita spent over two decades as Manager of Plant Maintenance for US Airways.  Mr. Fiorita joined HWI in September, 2008 as Director of Construction and has successfully supervised the construction of over 20 projects for HWI.  Studying management at Dale Carnegie, Mr. Fiorita has developed the expertise to manage and organize project teams and to successfully communicate objectives to the contractors HWI works with.

Mr. Mark Moss.  Prior to joining HWI in 2007, Mr. Moss spent 33 years as a pilot for US Airways.  Mr. Moss’s role at HWI is to be on-site and manage the construction and completion of large projects, and as such spends most of his time away from the company’s office, but is in daily contact with HWI’s in-house project staff.  As a former airline pilot, Mr. Moss is meticulous in his tasks and at following project management procedures.  Mr. Moss holds a Bachelor of Arts degree in Psychology from the University of Oklahoma.

Mr. Matt Hewston.  Mr. Hewston joined HWI in January, 2009 and intends to join the sales team after spending time as an on-site project manager.  Prior to joining HWI, Mr. Hewston spent 6 years as a technical sales representative with Allegiance Telecom, Verizon, and Cox Communications and 2 years supervising at a landscape construction company.   With a Bachelor’s Degree in Biology and Pre-Physical Therapy from Waynesburg College, Mr. Hewston has solid background knowledge in the healthcare industry.

Ms. Julie Feltovich.  Ms. Feltovich joined HWI in October 2008 as an student intern in the procurement department and became a full time employee in May, 2009 upon her graduation with a Bachelor’s degree in Supply Chain Management and Marketing from Duquesne University.  Ms. Feltovich has been promoted to Project Coordinator.  Her duties include orchestrating project meetings, creating status reports, tracking material shipments and coordinating with on-site project managers.

Ms. Judy Lentz.  Ms. Lentz joined HWI in January, 2009 after spending 19 years with US Airways as Administrative Assistant to the Manager of Facilities Maintenance for Pittsburgh, Philadelphia, and Boston.   Ms. Lentz coordinates all maintenance projects at HWI as well as serving as Project Coordinator for construction projects.

Mr. Jessie Greiner.  Mr. Greiner joined HWI in January 2006 as Director of Office Coordination after spending 15 years in the foodservice industry as a general manager of Starbucks and as a corporate trainer with Ruby Tuesdays.  Mr. Greiner manages and assists with the performance of all office functions including, but not limited to invoicing customers, paying vendors, insurance management, reporting payroll, auditing expense reports, and managing the filing system.

Blake Wotring.  Mr. Wotring joined HWI as an independent consultant in May 2010 and serves as HWI’S Director of Engineering.   Prior to joining HWI, Mr. Wotring worked for 28 years managing engineering and manufacturing for companies such as Glenmont Global Solutions, Sampotech (as owner), and Sunrise Medical.  Mr. Wotring is the owner of U.S. Patent 11/514,609 which uses automated control and numeric optimization methods for the fuel efficient disposal of power plant ash.  Mr. Wotring holds a Bachelor of Science Degree in Mechanical Engineering from Georgia Tech and an M.B.A. in Finance and Operations Management from the Tepper School of Management at Carnegie Mellon University.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by Haddad Wylie Industries, Inc.  to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Deric Haddad, CEO	2009	126,515	126,515
	2010	205,624	205,624
James Wylie, VP	2009	106,254	106,254
	2010	79,221	79,221

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

Deric Haddad has been employed with our  company since August 11, 2010.  James Wylie was appointed on December 28, 2010.

Our former officer, Martin Schwartz was entitled to an annual base salary of $20,000 plus the annual sum of $4,000 for rent for providing the use of his Office to the Company.  This amounts to an aggregate sum of $24,000 for the fiscal year ended April 30, 2010 and 2009.   The sum of $24,000 represents officer's compensation and rent expenses incurred, but not paid out.  These sums were credited to Additional Paid in Capital as contributed capital by the Officer.

None of the principals have outstanding options or warrants or other securities convertible into the Common Stock of the Company.

Employment Agreements:

We have  not entered into any employment agreements with any officer, director or employee to date.

Securities Authorized For Issuance Under Equity Incentive  Plan

Pursuant to Board of Directors and stockholder approval, the Company adopted its 2010 Equity Incentive Plan on December 28, 2010 (the “Plan”) whereby it reserved for issuance up to 10,000,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, and consultants, to the Company with additional incentives by increasing their ownership interest in the Company. Directors, officers, employees and consultants of the Company are eligible to participate in the Plan. Options in the form of Incentive Stock Options (“ISO”) and Non-Statutory Stock Options (“NSO”) and Stock Appreciation Rights  may be granted under the Plan. Restricted Stock may also be granted under the Plan.

The Board of Directors of the Company or a Compensation Committee will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

With the exception of Deric Haddad, our Chief Executive Officer and Heather Haddad who are husband and wife, there are no family relationships between any of our current directors or executive officers and proposed directors or executive officers.

Our CEO, Deric Haddad  has also been President and Chief Executive Officer of Haddad Wylie Industries, LLC., since he founded the company in 2004.  Haddad Wylie Industries, was acquired by IVT Software, Inc. and is now a wholly owned subsidiary of our Company.  Furthermore, Deric Haddad was  President and Chief Executive Officer of  Haddad Wylie Industries, LLC , Inc. from 2005 to the present time.

On December 28, 2010,  pursuant to the closing of a share exchange transaction with Haddad Wylie Industries, LLC we issued shares to the following shareholders:

Deric & Heather Haddad JT.	7,637,682
Christopher Jacobs	427,092
James Wylie	427,092
Ronald Recker	50,000
Peter Michael Habib	286,189
Joseph Thomas Habib	286,189
David John Habib	286,189
Alexander Nicholas Sanfilippo	429,283
Ethel Schwartz	100,000

Total	9,929,716

During our past two fiscal years, there were no transactions involving our present officers, directors and principal shareholders that are required to be disclosed pursuant to applicable SEC rules and regulations.  The proposed directors are not currently directors of the Company, do not hold any position with the Company, and have not been involved in any material proceeding adverse to the Company or its subsidiaries or have a material interest adverse to the Company or its subsidiaries. Further, the proposed directors have not engaged in any transactions with the Company or any of its directors, executive officers, affiliates, or associates that are required to be disclosed pursuant to applicable SEC rules and regulations.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

After the Effective Date, we expect to prepare and adopt a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our ordinary shares, including any of their immediate family members and any entity owned or controlled by such persons.

We anticipate that, where a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our to be formed audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our Board of Directors) for consideration and approval or ratification. Management’s presentation will be expected to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, our Board of Directors will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the effect on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to  recuse him or herself from deliberations and approval of the transaction in which the interested director is involved.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics:

We adopted a code of ethics that applies to our officers, directors and employees.  The Code of Ethics is attached as Exhibit 14.1 to this Current Report on Form 8-K.

Legal Proceedings

Neither us, nor any of our officers or directors is a part’ to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Market Price of and Dividends on the Registrants Common Equity & Related Shareholder matters.

Currently the Company’s common shares are listed on the Over-the-Counter Bulletin Board (OTCBB) under the ticker symbol “IVTW”.  However, prior to September 1, 2010 there has been no trading activities in the Company’s common  stock.  As of December 17, 2010  the stock was quoted at $3.00 bid $4.00 ask with the last trade at $4.00.  The stock trades very thinly and there can be no assurance that an active  market will ever develop in the Company’s common stock in the future.  If a market does not develop then investors would be unable to sell any of the Company’s common stock likely resulting in a complete loss of any funds therein invested.

At December 11, 2010, we had approximately 74 shareholders of record.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Recent Sales of Unregistered Securities

Since inception we have issued shares as follows:

On July 5, 2006 the Company  issued 12,000,000 shares to our President and founder, Martin Schwartz for services rendered at @ $0.0001 par value per share of common stock for total proceeds of $1,200.    These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition,  Martin Schwartz  had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During the period from February  2008 to March  2008  the Company completed a private placement offering pursuant to Regulation D Rule 506 and sold 919,167  Common Shares to 34 investors at $0.03 cents per share for aggregate sum of $27,575.   In connection with the issuance of all of these shares, we relied upon the exemption from the registration provisions of the Act contained in Section 4(2) thereof.   Each investor completed a Subscription Agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

On August  11, 2010 (“Closing Date”), IVT Software, Inc., Martin Schwartz, Cl Imaging, Corp. and  ten shareholders (collectively, the “Sellers”)  executed a  Stock Purchase Agreement (the “Agreement”) with Deric Haddad,  (the “Purchaser”),  pursuant to which the Sellers, shareholders of the Company, sold an aggregate of 10,133,335 common shares which represents  75.5% of the issued and outstanding shares of  the Company, to the Purchaser.    As a result of the Agreement, there was a change in control of the Company, and Deric Haddad acquired controlling interest of the Company from the Sellers.  Deric Haddad  obtained 75.5% beneficial ownership interest in the Company.

On December 28, 2010, we entered into and closed an Agreement and Plan of Share Exchange with Haddad Wylie Industries, LLC,  a Limited Liability company organized under  the laws of the state of Pennsylvania, pursuant to which we acquired 100% of the issued and outstanding Membership Units of Haddad Wylie Industries, LLC in exchange for  the issuance of 9,929,716  shares of our common stock, par value $0.0001.  The 9,929,716  shares we issued to the shareholders of Haddad Wylie Industries, LLC constituted 75% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Agreement and Plan of Share Exchange  and after giving effect to the Cancellation Agreement described below.  In connection with the issuance of all of these shares, we relied upon the exemption from the registration provisions of the Act contained in Section 4(2) thereof.

As a condition precedent to the consummation of the Agreement and Plan of Share Exchange , on December 28, 2010  we entered into a cancellation agreement, or the Cancellation Agreement, with Deric Haddad   our controlling stockholder, whereby Deric Haddad  agreed to the cancellation of 10,133,335 shares of our common stock owned by him.

Description of Securities

Common Stock

 On December 28, 2010  the shareholders of the Company authorized an amendment to the  Articles of Incorporation to increase the authorized common  stock par value $0.0001 to 400,000,000 shares.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

On December 28, 2010  the shareholders of the Company authorized an amendment to the  Articles of Incorporation to increase the authorized “blank Check”  preferred shares to 100,000,000  par value of $0.001.  Preferred shares are authorized  in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control.

See also Item 5.03 below:  Amendments to Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Changes In and Disagreement with Accountants on Accounting and Financial Disclosure

None.

Item 3.02   Unregistered Sales of Equity Securities

On August  11, 2010 (“Closing Date”), IVT Software, Inc., Martin Schwartz, Cl Imaging, Corp. and  ten shareholders (collectively, the “Sellers”)  executed a  Stock Purchase Agreement (the “Agreement”) with Deric Haddad,  (the “Purchaser”),  pursuant to which the Sellers, shareholders of the Company, sold an aggregate of 10,133,335 common shares which represents  75.5%% of the issued and outstanding shares of  the Company, to the Purchaser.    As a result of the Agreement, there was a change in control of the Company, and Deric Haddad acquired controlling interest of the Company from the Sellers.  Deric Haddad  obtained 75% beneficial ownership interest in the Company.

On December 28, 2010 we entered into and closed an Agreement and Plan of Share Exchange with Haddad Wylie Industries, LLC,  a Limited Liability company organized under  the laws of the state of Pennsylvania, pursuant to which we acquired 100% of the issued and outstanding Membership Units of Haddad Wylie Industries, LLC in exchange for  the issuance of 9,929,716  shares of our common stock, par value $0.0001.  The 9,929,716  shares we issued to the shareholders of Haddad Wylie Industries, LLC constituted 75% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Agreement and Plan of Share Exchange  and after giving effect to the Cancellation Agreement described below.  In connection with the issuance of all of these shares, we relied upon the exemption from the registration provisions of the Act contained in Section 4(2) thereof.  As a condition precedent to the consummation of the Agreement and Plan of Share Exchange, on  December 28, 2010   we entered into a cancellation agreement, or the Cancellation Agreement, with Deric Haddad   our controlling stockholder, whereby Deric Haddad  agreed to the cancellation of 10,133,335   shares of our common stock owned by him.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Effective as of the close of business on  August 11, 2010,  IVT Software, Inc, (the Company)  Martin Schwartz, Cl Imaging, Corp., and ten shareholders  (collectively, the “Sellers”) and Deric Haddad  (the “Purchaser”) closed the Stock Purchase Agreement dated July 15, 2010  (the “Agreement”).  Pursuant to the Agreement, Deric Haddad purchased 10,133,335 outstanding shares of the Company’s common stock and the Sellers received three hundred seven thousand three hundred nine dollars ($307,309) for such purchase.  As a result of the Agreement, there was a change in control of the Company, and Deric Haddad acquired controlling interest of the Company from the Sellers.  Deric Haddad   obtained 75.5% beneficial ownership interest in the Company.

Pursuant to the Agreement, effective as of the close of business on August 11, 2010 Martin Schwartz resigned from the Company’s Board of Directors and from his positions as Chief Executive Officer, President, and Chief Financial Officer respectively.  In addition, Deric Haddad was appointed to the board of directors of the Company.  Moreover, effective as of August 11, 2010 Deric Haddad became Chief Executive Officer and President of the Company,  replacing Martin Schwartz as Chief Executive Officer, President and Chief Financial Officer of the Company.

Election of Directors; Appointment of Certain Officers;   Reference is made to the disclosure set forth under Directors and Officers of this current report on form 8K which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation Or Bylaws; Change In Fiscal Year.

On December 28, 2010 the shareholders of the Company authorized an amendment to the  Articles of Incorporation to increase the authorized common  stock par value $0.0001 to 400,000,000 shares and increase the authorized “blank Check”  preferred shares to 100,000,000.  The Amendment was approved by the holders of  75.5% of the issued and outstanding shares of the Corporation’s voting capital stock.  In connection with the closing of the share exchange, on December 28, 2010 we changed our fiscal year end to December 31.  Starting with the periodic report for the quarter in which the share exchange was completed, we will file annual and quarterly reports based on December 31, 2010 fiscal year end of IVT Software, Inc.    Such financial statements will depict the operating results of IVT Software, Inc.  (name to be changed to HWI Global, Inc. ) including the acquisition of Haddad Wylie Industries (HWI) its wholly owned subsidiary from  inception.   In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report.

Item 5.06  Change in Shell Company Status

As described in Item 1.01 of this Form 8-K, on December 28, 2010 we entered into an Agreement and Plan of Exchange with Haddad Wylie, Industries As a result, Haddad Wylie, Industries LLC  became a wholly-owned subsidiary of IVT Software,  Inc.  and the former shareholders of Haddad Wylie Industries, LLC , Inc. received common stock representing approximately 75% of our issued and outstanding common stock. As the result of the consummation of the exchange, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events

On  December 28, 2010 the Corporation’s Board of Directors and shareholders holding 75.5% of the outstanding shares  approved a seven  for one  (7:1 ) forward split of the Corporation’s common stock, par value $0.0001 per share. The forward split will be legally effective as of (30 days following the closing of the Agreement and Plan of Share Exchange ) and following FINRA approval, the market effective date for the forward stock split is anticipated to January 31, 2011 or such other date as approved by FINRA. As a result of the forward stock split, every one shares of the Corporation’s old common stock will be converted seven  shares  of the Corporation’s new common stock.

On On  December 28, 2010 The Board of Directors and a majority of the shareholders voted to establish the 2010 Equity Incentive Plan under which it reserved an aggregate of 10,000,000 shares for issuance to directors, officers, employees and consultants

The Board of Directors also voted to change the name of the Company to “HWI Global, Inc.”

Once FINRA has approved the corporate actions effectuating the forward stock split and name change,  FINRA will issue a new symbol under which the Corporation’s common stock will be traded. A new CUSIP number will be issued for the Corporation’s new common stock  to distinguish stock certificates issued after the effective date of the forward stock split.

Item 9.01 Financial Statements and Exhibits.

 (a) Financial Statements of Business Acquired

Filed herewith are:

 (a)  Audited Financial Statements of Haddad Wylie Industries, LLC at December 31, 2009 and 2008 and unaudited financial statements of Haddad Wylie Industries, LLC for the nine month ended September 30, 2010 and 2009.

 (b) Pro Forma Financial Information combined financial information of IVT Software, Inc. and its subsidiaries.

(c) Shell company transactions:

Reference is made to the disclosures set forth under Items 2.01 and 5.06 of this report, which disclosure is incorporated herein by reference.

(d) Exhibits:

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3-2	Articles of Exchange
3-3	Haddad Wylie Industries LLC , Operating Agreement
10-1	Agreement and Plan of Share Exchange
10-2	Cancellation Agreement
14-1	Code of Ethics

HADDAD-WYLIE INDUSTRIES, LLC

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

CONTENTS

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Haddad-Wylie Industries, LLC
Pittsburgh, Pennsylvania

We have audited the accompanying balance sheets of Haddad-Wylie Industries, LLC (“the Company”) as of December 31, 2009 and 2008 and the related statements of operations, changes in members’ deficit, and cash flows for the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (Unites States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Haddad-Wylie Industries, LLC. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas

December 17, 2010

2

HADDAD-WYLIE INDUSTRIES, LLC
BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

ASSETS
	2009	2008
Current Assets:
Cash	$187,597	$28,547
Contracts receivable, net	871,226	460,504
Other current assets	6,405	5,905
Cost and estimated earnings in excess of billings	78,794	3,139

Total Current Assets	1,144,022	498,095

Property and equipment, net of accumulated
depreciation of $60,968 and $37,176	91,318	102,656

Total Assets	$1,235,340	$600,751

LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities
Accounts payable and accrued Liabilities	$807,880	$235,105
Credit cards payable	18,981	15,943
Demand notes payable	483,464	61,102
Deferred Revenue	10,673	-
Billings in excess of cost and estimated earnings	695,293	641,701

Total Current Liabilities	2,016,291	953,851
Long Term Liabilities	-	75,000
Total Liabilities	2,016,291	1,028,851
Members’ deficit	(780,951)	(428,100)

Total Liabilities and Members’ Deficit	$1,235,340	$600,751

The accompanying notes are an integral part of these financial statements.

3

HADDAD-WYLIE INDUSTRIES, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
	As of	As of
	December 31	December 31
	2009	2008
Contract revenues earned	$4,978,512	$4,787,004
Cost of revenues earned	3,523,302	3,672,681

Gross Profit	1,455,210	1,114,323

Operating Expenses:
Selling, general and administrative expenses	578,708	527,990
Wages and payroll	639,244	548,385
Rent	87,252	35,681
Depreciation and amortization	23,792	16,718
Bad Debt Expense	109,292	-
Marketing	111,075	97,413

Total Operating Expenses	1,549,363	1,226,188

Operating Loss	(94,153)	(111,864)

Other Income (Expenses):
Interest expense	(15,598)	(7,912)
Interest income	9	1,199
Other income	-	593
Total Other Expenses	(15,589)	(6,120)

Net Loss	$(109,742)	$(117,984)

.

The accompanying notes are an integral part of these financial statements

4

HADDAD-WYLIE INDUSTRIES, LLC
STATEMENT OF CHANGES IN MEMBERS’ DEFICIT
FOR THE TWO YEARS ENDED DECEMBER 31, 2009

Members’ deficit at January 1, 2008	$(233,599)

Net loss	(117,984)

Distributions	(76,517)

Members’ deficit at December 31, 2008	(428,100)

Net loss	(109,742)

Distributions	(243,109)

Members’ deficit at December 31, 2009	$(780,951)

The accompanying notes are an integral part of these financial statements.

5

HADDAD-WYLIE INDUSTRIES, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 and 2008

	As of	As of
	December 31	December 31
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$ (109,742)	$ (117,984)
Adjustment to reconcile net income to net cash
used in operating activities:
Depreciation expense	23,792	16,718
Bad debt expense	109,292	-
Changes in operating assets and liabilities:
Accounts receivable	(520,014)	(153,429)
Prepaid expenses and other current assets	(500)	(3,196)
Cost in excess of billings and estimated earnings	(75,655)	17,378
Accounts payable and Accrued Expense	572,363	125,467
Billings in excess of cost and estimated earnings	64,677	148,488
Net Cash Provided by Operating Activities	64,213	33,442

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,454)	(76,293)

Net Cash Used in Investing Activities	(12,454)	(76,293)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to members	(243,109)	(76,517)
Notes payable borrowings	425,400	144,503
Notes payable repayments	(75,000)	-
Net Cash Provided By Financing Activities	107,291	67,986
NET CHANGE IN CASH	159,050	25,135
CASH - beginning of period	28,547	3,412
CASH - end of period	$ 187,597	$ 28,547
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$ 15,599	$ 7,911

The accompanying notes are an integral part of these financial statements.

6

Haddad-Wylie Industries, LLC
NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Nature of Business
Haddad-Wylie Industries is in the business of the design and construction of clean rooms for hospitals, pharmaceutical companies, biological laboratories, and other businesses. Work is primarily performed under lump-sum and unit-price contracts. The Company was formed in Pennsylvania on August 26, 2004.

Recent Accounting Pronouncement

In June 2009, the Financial Accounting Standards Board  issued the FASB Accounting Standards Codification ("Codification" or "ASC"), as the single source of authoritative U.S. generally accepted accounting principles  recognized by the F ASB. The Codification reorganizes various U.S. GAAP pronouncements into accounting topics and displays them using a consistent structure. Also, included in the codification are certain rules and interpretive releases of the Securities and Exchange Commission , under authority of federal securities laws that are also sources of authoritative U.S. GAAP for SEC registrants. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification has no impact on the Company's results of operations or financial position other than changing the way specific accounting standards are referenced.

Revenue and Cost Recognition
The Company recognizes revenues from fixed-price and modified fixed-price construction contracts using the percentage-of-completion method for financial statement and federal income tax purposes.  Under the percentage-of-completion method, recognition of earnings on contracts in progress is based on the ratio of cost incurred to date to total anticipated cost to be incurred on each contract.  That method is used because management considers total cost to be the best available measure of progress on the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation.  Selling, general, and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

The asset “costs and estimated earnings in excess of billings” represents revenues recognized in excess of amounts billed.  The liability “billings in excess of costs and estimated earnings” represents revenues billed in excess of amounts earned.

Property and Equipment
Property and equipment are stated at cost.  Depreciation is calculated using the straight line method based on the following estimated lives: Machinery & Equipment – 5 to 10 years; Autos & Trucks – 5 to 7 years; Furniture, Fixtures & Equipment – 5 to 10 years.

Property and equipment are reviewed for impairment when events and circumstances indicate that the carrying amount may not be recoverable.  The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exists. If the estimate of undiscounted future cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, measured by the present value of estimated future cash flows or third party appraisal, as appropriate under the circumstances.

Accounts Receivable
Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year end.  Management closely monitors outstanding balances and will create reserves as appropriate.  Accounts receivable are stated net of allowance for doubtful accounts.  During 2009, $109,292 was written off as uncollectible.

Concentration of Credit Risk
The Company is located in Pittsburgh, Pennsylvania.  The Company has extended credit to customers throughout the U.S., Puerto Rico and United Arab Emirates.

The Company maintains its cash balances at December 31, 2009 in three financial institutions.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000 per institution.  At December 31, 2009, the Company had no uninsured balances.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Actual results could differ from those estimates.

7

Cash and Cash Equivalents
The Company considers cash on hand and demand deposits with original maturities of three months or less as cash and cash equivalents for the purpose of the Statement of Cash Flows.

Compensated Absences

Compensated absences for sick pay, vacation pay, and personal time have not been accrued. The Company’s policy is to require employees to use all compensated absences by the end of the year.

Income Taxes
The Company is a limited liability corporation for income tax purposes. Accordingly, in lieu of corporate income taxes, the owners are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for federal income taxes has been included in the financial statements.

2.  Liquidity

For the years ended December 31, 2009 and 2008, the Company had recurring net losses and a working capital deficit.  The Company relied partially on loans during 2009 and 2008 to fund operations.  Going forward, the Company plans to rely upon collection of existing receivables , cash flows from operations, and additional debt to fund future operations.  The Company had positive cash flows from operations of $64,213 for the year ended December 31, 2009, and received a loan of $100,000 in September of 2010.  Based on the above, the Company believes it has adequate resources and liquidity to sustain operations through 2010 and is targeting incremental cash flow improvements throughout the year to augment its liquidity going into 2011.

3.  Contract Receivables as of December 31, 2009 and December 31, 2008

Contract Receivable-Uncompleted	$696,118	$399,965
Contract Receivable- Completed	284,400	60,539
Total	980,518	$460,504

Less Allowance for doubtful accounts	$109,292	-
Total	$871,226	$460,504

4.  Uncompleted Contracts as of December 31, 2009 and December 31, 2008

Cost incurred on uncompleted contracts	$3,915,267	$3,463,729
Estimated earnings to date	1,759,533	1,033,966
Less: Billings to date	(6,291,298)	(5,136,257)
	$(616,498)	$(638,562)
Included in the accompanying balance sheets
Under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$78,795	$3,139
Billings in excess of costs and estimated earnings on uncompleted contracts	(695,293)	(641,701)
	$(616,498)	$(638,562)

8

5.	Demand Notes Payable

During 2008, the Company received a line of credit with Citizen’s Bank.  The line of credit accrues interest at 6.5% payable monthly.  As of December 31, 2009 and 2008, the outstanding balances were $0 and $61,102 respectively.  During 2008, the Company received a line of credit with PNC bank.  The line accrues interest payable monthly.  As of December 31, 2009 and 2008, the outstanding balances were $0 and $75,000 respectively.
In June of 2009, the Company received a line of credit in the amount of $500,000 with Clearview Federal Credit Union.  The line accrues interest at 4.5625% payable monthly.  As of December 31, 2009, the outstanding balance was
$483,464.

6.	Property & Equipment

Property and equipment consists primarily of office and computer equipment, furniture, fixtures and automobiles and is stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets ranging from 3 to 10 years. Depreciation expense was $23,792 and $16,718 for 2009 and 2008, respectively.

Property and equipment consisted of the following as of December 31, 2009 and 2008:

	2009	2008
Furniture	$33,553	$33,553
Computers	29,705	29,705
Automobile	18,132	18,132
Equipment	70,896	58,982
Total	152,287	139,832
Accumulated depreciation	(60,968)	(37,716)
Net	$91,318	$102,652

7.	Commitments

The Company currently leases space in three locations under noncancellable leases, with two of them expiring in 2010 and the other in 2018.
Total rent expense under operating leases was $87,252 and $35,681 for 2009 and 2008, respectively.
As of December 31, 2009, future minimum lease payments under non-cancelable operating leases are as follows:

2010	$67,863
2011	56,463
2012	56,463
2013	56,895
2014 and thereafter	118,118
$355,802

9

HADDAD-WYLIE INDUSTRIES, LLC

FINANCIAL STATEMENTS

For the Nine Month Ended September 30, 2010

1

Haddad Wylie Industries Inc.
UNAUDITED BALANCE SHEETS

	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS
Cash	$3,497	$187,597
Accounts Receivable	593,215	871,226
Inventory	16,500	-
Other Current Assets	4,705	6,405
Costs in excess of billings	36,924	78,794
TOTAL CURRENT ASSETS	654,841	1,144,022
Property and Equipment, net accumulated depreciation $78,886 and $60,968	78,222	91,318
TOTAL ASSETS	$733,063	$1,235,340

LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	$645,310	$807,880
Accounts Payable- Related Party	15,200	-
Credit Card Payable	-	18,981
Billings in Excess of Costs	316,671	695,293
Deferred income	-	10,673
Line of Credit	499,964	483,464
Short Term Debt	100,000	-
Short Term Debt - Related Parties	5,000	-
TOTAL LIABILITIES	1,582,145	2,016,291

Members' Deficit	(849,082)	(780,951)
TOTAL LIABILITIES AND MEMBERS' DEFICIT	$733,063	$1,235,340

The accompanying notes are an integral part of these financial statements

2

HADDAD-WYLIE INDUSTRIES, LLC
UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Contract Revenue	$565,026	$1,703,930	$2,714,649	$3,531,224
Cost of revenue	368,155	1,242,288	1,746,175	2,734,555
Gross profit (loss)	196,871	461,642	968,474	796,669

Operating expenses:
Selling, general and administrative	125,059	129,637	336,149	417,343
Wages and Payroll	186,809	135,681	501,146	532,500
Rent	19,855	14,955	60,077	64,540
Depreciation and Amortization	5,645	6,104	17,917	17,481
Marketing	3,950	17,110	30,414	82,290
Operating income (loss)	(144,447)	158,155	22,771	(317,485)

Other Income (expense)
Interest income	-	1	3	6
Interest expense	(6,202)	(4,590)	(18,448)	(9,967)
Other income	(6,202)	(4,589)	(18,445)	(9,961)
Net income (loss)	$(150,649)	$153,566	$4,326	$(327,446)

The accompanying notes are an integral part of these financial statements

3

HADDAD-WYLIE INDUSTRIES, LLC
UNAUDITED STATEMENT OF CHANGES IN MEMBERS’ DEFICIT

Members’ deficit at January 1, 2010	$(780,951)

Net income	4,326

Distributions	(72,457)

Members’ deficit at September 30, 2010	$(849,082)

The accompanying notes are an integral part of these financial statements.

4

HADDAD-WYLIE INDUSTRIES, LLC
UNAUDITED STATEMENTS OF CASH FLOWS
	Nine Months Ended
	September 30 2010	September 30 2009

Cash flows from operating activities
Net Income (Loss)	$4,326	$(327,446)
Adjustment to reconcile net income (loss) to net cash
used in operating activities:
Depreciation & Amortization	17,917	17,481
Changes in operating assets and liabilities:
Accounts receivable	278,011	(65,445)
Inventory	(16,500)	-
Prepaid expenses and other current assets	1,700	-
Cost In Excess of Billings and Estimated Earnings	41,870	(112,838)
Accounts payable and Accrued Expense	(167,051)	184,412
Billings in Excess of Cost and Estimated Earnings	(389,295)	187,215
Net cash used in operating activities	$(229,022)	$(116,621)

Cash flows from investing activities
Capital expenditures	(4,821)	(12,955)
Net Cash used in Investing Activities	(4,821)	(12,955)

Cash flows from financing activities
Distributions to members	(72,457)	(138,310)
Notes payable borrowings	122,200	476,341
Notes payable repayments	-	(179,802)
Net cash Provided By Financing Activities	$49,743	$158,229

Net increase (decrease) in cash	(184,100)	28,653

Cash and cash equivalents, beginning of period	187,597	28,547

Cash and cash equivalents, end of period	$3,497	$57,200

Supplemental Disclosures

Cash Paid for Interest	18,448	9,966
Cash Paid for Income Taxes	-	-

The accompanying notes are an integral part of these financial statements

5

Haddad-Wylie Industries, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements located elsewhere in this Form 8-K.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, have been omitted.

The accompanying interim financial statements of Haddad Wylie Industries, LLC are unaudited.  However, in the opinion of management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for the interim period.  The results of operations for the period ended September 30, 2010 are not necessarily indicative of the operating results for the entire year.

2.	Liquidity

For the nine months ended September 30, 2010, the Company had negative cash flows from operations of $229,022, a working capital deficit of $927,304 and a cash balance $3,497.  The Company was dependent upon loans during the nine months ended September 30, 2010 to fund operations.  Going forward, the Company plans to rely upon collection of existing receivables as of September 30, 2010, an increase in contract revenues from an existing backlog, and additional debt or equity financing to fund future operations.  The Company has a contract backlog of $1.8 million as of September 30, 2010, and is currently in discussions with investors for potential financing.  In addition, the Company had $22,771 of income from operations for the nine months ended September 30, 2010.  Based on the above, the Company believes it has adequate resources and liquidity to sustain operations and is targeting incremental cash flow improvements throughout the year to augment its liquidity going into 2011.

6

3.  Contract Receivables as of September 30, 2010 and December 31, 2009

Contract Receivable-Uncompleted	$389,106	$696,118
Contract Receivable- Completed	204,109	284,400
Total	593,215	980,518

Less Allowance for doubtful accounts	-	(109,226)
Total	$593,215	$871,226

4. Uncompleted Contractsas of September 30, 2010 and December 31, 2009

Cost incurred on uncompleted contracts	$199,905	$3,915,267
Estimated earnings to date	142,609	1,759,533
Less: Billings to date	(622,261)	(6,291,298)
	$(279,747)	$(616,498
Included in the accompanying balance sheets
Under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$36,924	$78,795
Billings in excess of costs and estimated earnings on uncompleted contracts	(316,671)	(695,293)
	$(279,747)	$(616,498)

5.	Demand Notes Payable

In June 2009, the Company received a line of credit of $500,000 from Clearview Federal Credit Union.  Outstanding balances accrue interest at 4.56% APR payable monthly.  As of September 30, 2010, the outstanding balance was $499,964.

During September, 2010, the Company received a $100,000 loan from a third party. The loan is scheduled to be repaid in quarterly installments during 2011.  The loan is non-interest bearing.

6.	Related Party Transactions

The CFO  loaned $12,000 to the Company in September 2010 to pay payroll expenses.  The loan is due on demand and is non-interest bearing.

Mrs. Germfree, Inc. loaned $5,000 to the Company in September, 2010. Mrs. Germfree, Inc. is owned by the CEO of the Company.  The loan is due on demand and is non-interest bearing.

An employee loaned $3,200 to the Company in September, 2010.  The loan is due on demand and non-interest bearing.

7

Haddad Wylie Industries Inc.
	UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2010

	Historical
	IVT Software Inc.	Haddad Wylie Industries Inc.	Pro Forma Adjustments		Pro Forma
	October 31, 2010	September 30, 2010
ASSETS
CURRENT ASSETS
Cash	$ 161	$ 3,497	$ -		$ 3,658
Accounts Receivable	-	593,215	-		593,215
Inventory	-	16,500	-		16,500
Other Current Assets	-	4,705	-		4,705
TOTAL	161	617,917	-		618,078
Construction in Progress	-	36,924	-		36,924
Property and Equipment, net	-	78,222	-		78,222
Goodwill	-	-	-		-
TOTAL ASSETS	$ 161	$ 733,063	$ -		$ 733,224

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable & Accrued Liabilties	$ 1,500	$ 645,310	$ -		$ 646,810
Accounts Payable- Related Party	1,500	15,200	-		16,700
Billings in Excess of Cost	-	316,671	-		316,671
Line of Credit	-	499,964	-		499,964
Short Term Debt	-	100,000	-		100,000
Short Term Debt - Related Parties	-	5,000	-		5,000
Other Current Liabilties	-	-	-		-
TOTAL	3,000	1,582,145	-		1,585,145
Long-term Debt	-	-	-		-
TOTAL LIABILITIES	3,000	1,582,145	-		1,585,145

STOCKHOLDERS' DEFICIT
Capital Stock $.0001 par, 75,000,000 shares authorized,
13,416,167 shares issued and outstanding	1,341	-	(1,341)	(1)	-
13,212,548 shares issued and outstanding	-	-	1,321	(1)	1,321
Additional paid-in capital	141,035	-	(145,195)	(1)	(4,160)
Accumulated deficit	(145,215)	(849,082)	145,215	(1)	(849,082)
Total stockholders' deficit	(2,839)	(849,082)	-		(851,921)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 161	$ 733,063	$ -		$ 733,224

To reflect the share exchange and recapitalization described in Note 2 below

NOTE 1 - Basis of Presentation

The unaudited pro forma consolidated balance sheet as of September 30, 2010 was based on the unaudited balance sheet of IVT Software, Inc. ("the Company") as of October 31, 2010 and the unaudited balance sheet of Haddad-Wylie Industries, LLC ("HWI") as of September 30, 2010 combined with pro forma adjustments to give effect to the merger as if it occurred on September 30, 2010.

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 – Merger

On December 28, 2010 the Company acquired 100% of HWI in exchange for  the issuance of 9,929,716  shares of the Company's common stock.  The 9,929,716  shares issued to the shareholders of HWI constituted 75% of our issued and outstanding capital stock after giving effect to the cancellation agreement described below.

As a condition precedent to the merger above,  we entered into a cancellation agreement with Deric Haddad, our controlling stockholder, whereby Deric Haddad agreed to the cancellation of 10,133,335 shares of our common stock owned by him.

The acquisition was accounted for as a recapitalization and HWI is considered the acquirer for accounting and financial reporting purposes.   As a result of the merger, HWI became a wholly-owned subsidiary of the Company.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

NOTE 3-  Subsequent Events

On August 11, 2010, in contemplation of the merger described below, Deric Haddad  acquired 10,133,335 shares of IVT Software, Inc., a publicly owned Nevada Corporation (“IVTW”) for $307,309 from its former CEO, Martin Schwartz and eleven shareholders.  Deric Haddad is the president of Haddad Wylie Industries, Inc.

On December 28, 2010, IVT Software, Inc.  entered into and completed an Agreement and Plan of Share Exchange with Haddad Wylie Industries, LLC. The transaction qualifies as a reorganization and tax-free exchange.  As a condition precedent to the consummation of the Agreement and Plan of Share Exchange, on  December 28, 2010 we entered into a cancellation agreement, or the Cancellation Agreement, with Deric Haddad   our controlling stockholder, and CEO whereby Deric Haddad  agreed to the cancellation of 10,133,000   shares of our common stock owned by him.

On December 28, 2010 IVT Software, Inc. issued an aggregate of 9,929,716 shares to the Haddad Wylie LLC Members in exchange for the acquisition of 100% of the Membership Units of the Company.
At the time the exchange was completed, (“IVTW”)  had 13,215,549  common shares par value $0.0001 outstanding,   including 8,778,055  shares purchased by the officers and directors.

On December 28, 2010 the Board of Directors and a majority of shareholders authorized to increase the authorized common and preferred shares, to change the name of the Company to HWI Global, Inc.,  and to effect a forward split of shares on a 7 to 1 basis (seven shares for each share owned as of record date).  These changes will only take place on the effective date which shall be approximately 30 days from date hereof or such other date as Finra may approve.

The completion of transactions as described above will be accounted for as a “reverse merger” and recapitalization since the Member of Hadded Wylie Industries, Inc.   will now control the combined company following the completion of the transactions.

(d) Exhibits:

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3-2	Articles of Exchange
3-3	Haddad Wylie Industries LLC , Operating Agreement
10-1	Agreement and Plan of Share Exchange
10-2	Cancellation Agreement
14-1	Code of Ethics

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on  December 30, 2010

IVT Software, Inc.

By:	/s/ Deric Haddad

Chairman and Chief Executive Officer